UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

SVB FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, April 21, 2022

TIME	4:30 PM Pacific Time

ACCESS	Virtual*

Dear Stockholders:

We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders of SVB Financial Group (the “Company”). Similar to last year, the meeting will be held virtually.

The items of business at this year’s meeting, as more fully described in the Proxy Statement, are as follows:

1.	Elect the eleven (11) directors named in the proxy statement;

2.	Vote on an advisory resolution to approve executive compensation (“Say on Pay”);

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2022;

4.	Vote on a stockholder proposal, if properly presented at the meeting; and

5.	Transact such other business as may properly come before the meeting.

Your vote is very important. To assure your representation at the meeting, we encourage you to vote your shares as soon as possible. This Notice and the Proxy Statement provide instructions on how you can vote your shares online or by telephone, or if you have received a printed copy of the proxy materials and a proxy card, by mail. You may attend the meeting and vote remotely even if you have previously voted by proxy.

You are entitled to vote at this year’s meeting (or any postponement or adjournment thereof) if you are a stockholder of record at the close of business on February 22, 2022.

After over two decades with SVB as Board Chair, director and advisory director, I will be retiring at the end of this current director term. It has been my honor and privilege to serve on the Board of Directors and to represent you as our stockholders. Thank you for your continued support of SVB Financial Group.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger Dunbar

Roger Dunbar

Chair of the Board

Santa Clara, California

March 4, 2022

*

Due to health concerns surrounding the COVID-19 pandemic and related federal, state and local orders and guidance, the meeting will be held solely by means of remote communications at www.virtualshareholdermeeting.com/SIVB2022. You will need your control number to participate, vote or ask questions during the virtual meeting. Your control number can be found on your proxy card, voting instruction form or other notices sent to you. Instructions for participation, voting and asking questions will be available on the meeting website on the meeting date. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the meeting. Following the meeting, we may post appropriate questions received during the meeting and the Company’s answers on our website.

i

2022 PROXY STATEMENT TABLE OF CONTENTS

• Indicates matters to be voted on at the Annual Meeting

i

2021 PERFORMANCE AND PROXY STATEMENT SUMMARY

This summary highlights our 2021 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement, as well as our Annual Report on Form 10-K for the year ended December 31, 2021.

2021 PERFORMANCE HIGHLIGHTS

We delivered another year of exceptional financial performance and business growth in 2021. Selected highlights are set forth below:

2021 Business Highlights	We continued to execute on our strategy and vision in 2021, extending and diversifying our business to support our clients as they continue to grow. In particular:

•	We closed our acquisition of Boston Private Financial Holdings in July 2021. Our combined capabilities and team will position our Private Bank and Wealth Management business for continued growth.
•

SVB Securities (formerly known as SVB Leerink) added technology investment banking to its healthcare and healthcare services sector expertise. During 2021, SVB Securities hired over 100 investment bankers, as well as acquired equity research firm, MoffettNathanson LLC, and augmented our capabilities by adding leveraged finance, private placements and structured finance.

•	SVB Capital continued to grow, with the addition of two new credit funds and two new funds of funds, bringing total assets under management to approximately $7.3 billion.
•

To augment our core capabilities, we expanded our strategic partnerships to support our clients and the innovation ecosystem by adding our joint venture with Nasdaq Private Market (trading platform for private stock), as well as our partnership with Aumni (investment analytics platform for venture investors).

•	We continued to grow our market share, adding over 6,700 new commercial clients during 2021.
•

We continued to expand our ESG program through increased ESG reporting and disclosures, including employee diversity, equity and inclusion metrics, continued support of our employees, clients and communities during the COVID-19 pandemic and the development of an $11.2 billion Community Benefits Plan.

ANNUAL MEETING AND PROXY STATEMENT INFORMATION

Annual Meeting Information and Proposals for Voting

Time, Date, Access:	4:30 p.m. (Pacific Time), April 21, 2022; to be held virtually

Voting & Record Date:	Stockholders as of the record date of February 22, 2022 are entitled to vote

Proposals for Voting

Board voting recommendation

1. Election of Eleven (11) Directors	FOReach nominee

2. Advisory Vote on Executive Compensation	FOR

3. Ratification of KPMG LLP as Auditors for 2022	FOR

4. Stockholder proposal	Against

Director Nominees (Proposal No. 1)	Board recommends voting FOR ALL NOMINEES.
We are pleased to nominate the following eleven (11) incumbent directors for election.

Mr. Roger Dunbar, our Board Chair for the past 10 years and director since 2004, is retiring from our Board of Directors at the end of the current director term. We are grateful for all of Mr. Dunbar’s years of leadership and service to our Board and Company. Additionally, Mr. John Clendening, our director since 2017, will not be standing for re-election and we also thank him for his years of contributions and service to our Board.

Name	Age	Year Elected By Stockholders	Other Public Boards	Committee Membership*

Greg Becker, CEO & President	54	2011	—
Eric Benhamou	66	2005	2				X	C	X
Elizabeth “Busy” Burr	60	—	2
Richard Daniels	67	2021	1	X
Alison Davis	60	2021	2	X		X
Joel Friedman	74	2005	—				C	X	X
Jeffrey Maggioncalda	53	2012	1		X	X
Beverly Kay Matthews	63	2020	2	X	X				X
Mary Miller	66	2016	—	C			X		X
Kate Mitchell	63	2010	1			C		X	X
Garen Staglin	77	2012	1		C			X	X

* As of March 4, 2022; “C” denotes committee chairperson; all memberships are as of the date of this Proxy Statement.

Executive Compensation (Proposal No. 2)	Board recommends voting FOR Proposal No. 2.

Consistent with our Board’s recommendation, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement.

The executive compensation decisions made by the Board and Compensation & Human Capital Committee for 2021 reflected another year of exceptional performance, strong strategic execution and remarkable business growth. We maintained our core executive compensation program and continued to be guided by our compensation philosophy and program objectives, including pay for performance, attracting and maintaining top executive talent, strong governance and sound risk management practices, and alignment with stockholder and other stakeholder interests. Additionally, we continued to expand our focus on human capital management under the oversight of the newly-named Compensation & Human Capital Committee.

Compensation Practice Highlights

•   Pay for performance with emphasis on long-term performance

•   Competitive benchmarking against peers

•   Incentive plans do not encourage excessive risk-taking

•   Annual Say on Pay advisory vote

•   Independent Board/Compensation Committee oversight

•   Recoupment (or clawback) policy

•   No hedging or pledging of Company securities

•   No excessive executive perks, special executive retirement benefits, pension or SERP plans

Named Executive Officers

For 2021, our named executive officers (“NEOs”) are Mr. Greg Becker, President and Chief Executive Officer; Mr. Dan Beck, Chief Financial Officer; Mr. Michael Descheneaux, President, Silicon Valley Bank; Mr. Philip Cox, Chief Operations Officer; and Mr. Michael Zuckert, General Counsel.

In light of the evolution of our business structure, strategic direction and growth of our business, we reassessed and restructured the designation of our executive officers earlier in 2021. Our NEOs for 2021 also include two additional leaders that were designated executive officers prior to the executive restructure, Mr. John China, President of SVB Capital and Mr. Marc Cadieux, Chief Credit Officer.

For more information about executive compensation program and pay decisions for 2021, please refer to the CD&A section.

Independent Auditor Matters (Proposal No. 3)	Board recommends voting FOR Proposal No. 3.

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year. If our stockholders do not ratify the selection of KPMG LLP, the Audit Committee may reconsider its selection.

For 2021, the total fees for services provided by KPMG LLP were $12,008,408, of which approximately 94% represented audit and audit-related fees. (For more information, see “Independent Auditor Matters.”)

Stockholder Proposal (Proposal No. 4)	Board recommends voting AGAINST Proposal No. 4.

We received a stockholder proposal regarding a racial justice audit. We are committed to creating a more diverse, equitable and inclusive company and advancing racial justice in the innovation ecosystem. Our diversity, equity and inclusion initiatives are thoughtfully and purposefully aligned with our corporate strategy, mission and values. Our mission is clear and our ability to stay focused on that mission is critical for us to maintain momentum. We recommend voting against this proposal.

BOARD AND COMPANY INFORMATION
Board of Directors Highlights

      Composition and Independence

•   Separate Board Chairperson and CEO roles

•   All independent directors, except for CEO director

•   Independent Board Chairperson

•   Independent chairpersons and members of all Board
committees

•   No director “overboarding” concerns

•   Board and committee ability to hire outside advisors,
independent of management

•   Representation of diverse mix of skills, experience and
backgrounds

Accountability

•   Annual election of directors

•   Majority voting standard with director resignation policy

•   Annual Board and committee evaluations

•   Regular executive sessions of non-management directors

•   Robust executive and director equity ownership guidelines

•   Independent Board evaluation of CEO performance

•   Independent Board approval of CEO compensation

•   Ongoing director nominee identification and selection
process

•   Limit on director compensation under equity plan

Corporate Governance Highlights

      Stockholder Interests

•   Active stockholder engagement practices

•   One single voting class

•   Proxy access under Bylaws

•   Stockholders may act by written consent

•   No cumulative voting

•   No supermajority voting requirements

•   No poison pill

Risk Management

•   Board and individual committee oversight of risk

•   Separate Board Risk Committee focused on enterprise-
wide risk management

•   Risk Committee membership includes the chairpersons
of the Board and all Board committees

•   Risk management guided by Risk Appetite Statement
(reviewed on an annual basis by the full Board)

Our Corporate Values

* * * *

v

COMPANY AND PROXY STATEMENT INFORMATION ABOUT SVB FINANCIAL GROUP

For nearly 40 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world.

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank.

PROXY STATEMENT INFORMATION

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) to be voted at our 2022 Annual Meeting of Stockholders and any adjournments or postponements of that meeting (the “Annual Meeting”). The Annual Meeting will be held solely by means of remote communications on Thursday, April 21, 2022 at 4:30 p.m., Pacific Time at www.virtualshareholdermeeting.com/SIVB2022. All stockholders will need their control number to participate, vote or ask questions during the virtual meeting. The control number can be found on proxy cards, voting instruction forms or other notices sent to stockholders. Instructions for participation, voting and asking questions will be available on the meeting website on the meeting date. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the meeting. Following the meeting, we may post appropriate questions received during the meeting and the Company’s answers on our website.

All properly executed written proxies and all properly completed proxies submitted by telephone or internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

We are first furnishing the proxy materials to stockholders on or about March 4, 2022.

Principal Executive Offices

Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

Record Date

Only stockholders of record as of the close of business on February 22, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the meeting. At the close of business on the Record Date, there were 58,809,582 shares of our common stock, $0.001 par value (“Common Stock”), outstanding.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available electronically at www.svb.com/proxy. The contents of our website are not incorporated herein by reference and any reference to our website address provided throughout this Proxy Statement is intended to be an inactive textual reference only. See also “Information about Voting and Proxy Solicitation—Delivery of Proxy Materials.”

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE PROPOSAL NO. 1: ELECTION OF DIRECTORS ✓ The Board of Directors Recommends a Vote “FOR” All Nominees

Director Nominees, Selection, Composition and Other Information

Our Directors

Our Board of Directors, pursuant to the recommendation of the Governance Committee, is pleased to nominate eleven (11) of our incumbent directors as director nominees for election this year. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience, attributes and tenure to maintain an effective Board to serve the long-term interests of the Company and its stockholders, as well as other important stakeholders including employees, clients, suppliers and the communities we operate in.

All nominees are incumbent directors and are deemed independent, except for our CEO. All nominees were elected to the Board by our stockholders at our 2021 Annual Meeting, except Ms. Elizabeth “Busy” Burr. Ms. Burr, our newest director, was elected by the Board in November 2021.

Two of our incumbent directors will not be standing for re-election at the Annual Meeting. Mr. Roger Dunbar, our Board Chair for the past 10 years and director since 2004, is retiring from our Board of Directors at the end of the current director term. We are grateful for all of Mr. Dunbar’s years of leadership and service to our Board and Company. Additionally, Mr. John Clendening, our director since 2017, will not be standing for re-election and we also thank him for his years of contributions and service to our Board.

For voting information, see “Meeting and Other Information — Information About Voting and Proxy Solicitation — Voting Required.”

Profile Highlights of our Director Nominees

Tenure	Gender	Age	Other Diversity	Independence

Recruitment, Selection and Nomination

The Governance Committee, in coordination with the full Board, is responsible for the recruitment, selection and nomination of director candidates and for carrying out the Board’s commitment to maintaining a balanced and diverse composition of members. The Governance Committee identifies and recruits candidates for membership on the Board and recommends such candidates’ nomination to the Board based on their ability to diversify and complement the Board’s existing strengths, as well as to oversee the Company’s current and future strategy. The Governance Committee has no formal policy with regard to stockholder nominees and considers all nominees on their merits.

Identification of possible director candidates that possess the appropriate skills, qualifications, backgrounds and the desire to serve on a financial services public company board is a lengthy process. As such and as an ongoing matter, the Governance Committee discusses recruiting strategies and actively considers and evaluates potential director candidates, whether or not there is an immediate vacancy on the Board to fill. From time to time, the Governance Committee engages reputable outside recruiters to assist with identifying and evaluating potential candidates. The Governance Committee also regularly reports to, and discusses its director recruitment efforts and refreshment planning with, the full Board. Potential nominees meet with members of the Governance Committee (including the Board Chair), other members of the Board and the Chief Executive Officer, and then is considered for appointment by the full Board.

In 2021, long-term Board refreshment and director succession planning continued to be one of the Governance Committee’s top priorities, focusing on identifying prospective candidates that meet the current and future needs of the Board and the Company, as well as enhancing the multi-dimensional diversity of the Board.

Composition of Director Nominees

Our director nominees are seasoned leaders and professionals that represent a diverse mix of skills, experience, knowledge, backgrounds, attributes and perspectives relevant to the Company’s business, strategy, growth and risk profile.

Skills and Experience

While the Governance Committee has not formally established any minimum qualifications for director nominees, it considers and assesses a broad range of skills and experience, including, but not limited to, the following primary areas:

Client Industry – Experience with our key client industries, including technology, life science/healthcare, private equity/venture capital and premium wine, to help deepen our expertise of the innovation and other markets in which we do business.

Banking/Financial Services – Experience with the global banking or financial services industry, to help support and grow our core business.

Global – Experience working outside of the United States, or with multinational companies or international business operations, to help facilitate our global expansion.

Finance/Accounting – Experience in financial and capital management, accounting, financial reporting or audit processes, to oversee our financial position and reporting, as well as to assess our strategic objectives from a financial perspective.

Leadership – Experience holding significant leadership positions, particularly as a CEO or head of a major business line, to help us drive business strategy, growth and performance.

Public Company Governance – Experience in public company governance, including corporate governance best practices and policies and managing relations with key stakeholders.

Risk Oversight/Management – Knowledge of or experience with key risk oversight or risk management functions, to help oversee the dynamic risks we face.

Regulatory/Government – Knowledge of or experience in regulated industries or governmental organizations to oversee our highly regulated business that is affected by regulatory and governmental actions.

Additionally, the Governance Committee considers other important areas relevant to the Company’s business needs, as it determines necessary, including the important attributes, such as: strong strategic, critical and innovative thinking; sound business judgment; high ethical standards; collegial spirit; ability to debate and challenge constructively; and availability and commitment to serve.

Board Diversity

One of our Company values is that we embrace diverse perspectives. We believe different points of view brought through diverse representation lead to better business performance, decision making, and understanding of the needs of our diverse clients, employees, stockholders, business partners and other stakeholders. This applies equally to our Board. The Board takes a multi-dimensional approach to diversity. In addition to industry experience and professional expertise as described above under “Skills and Experience,” the Board values representation that reflects diversity in other important categories, including gender, age, and race/ethnicity, as well veteran status, sexual orientation and geography.

Board Diversity Matrix (as of March 4, 2022)*
Total Number of Directors	11
Part I: Gender Identity	Female	Male
Directors	5	6
Part II: Demographic Background
African American or Black	—	1
White	5	5
LGBTQ+	1	—

* Per Nasdaq’s board diversity requirements; inapplicable categories omitted.

The Governance Committee has a standing commitment to being more intentional about seeking and including diverse candidates in its director recruitment efforts to achieve the optimal balance for the Board. During 2021, the Governance Committee continued its focus and emphasis on Board diversity, and directed its outside director search firm to continue to actively include diverse candidates for consideration. As a result of those efforts, the Board added a new director who is a member of the LGBTQ+ community, Ms. Burr, in late 2021. Ms. Burr brings extensive banking, digital transformation and corporate innovation experience to the Board.

Biographies of Director Nominees

The biographies of each of our director nominees are set forth below:

Age: 54 Director since: 2011 Committees: • None Independent: No

GREG BECKER

President and Chief Executive Officer of SVB Financial Group

Mr. Becker was appointed the President and Chief Executive Officer of the Company in April 2011. He first joined the Company in 1993 as part of the Northern California Technology Division and since then has served in a number of executive and senior management roles, including Division Manager of Venture Capital, Chief Banking Officer, Chief Operating Officer and President of the Bank. Mr. Becker has also served as a director of the Bay Area Council, as well as on the U.S. Department of Commerce’s Digital Economy Board of Advisors and the Board of Trustees of the Leukemia & Lymphoma Society (Silicon Valley/Monterey Bay Area).

Other Directorships and Positions

•   Guiding Council Member, One Mind at Work (since 2021)

•   Class A Director, Federal Reserve Bank of San Francisco (since 2019)

•   Chair, TechNet Executive Council, Member (since 2019; member since 2016)

•   Executive Council Member, Silicon Valley Leadership Group (since 2011; Chair (2015-2017))

•   Advisory Council Member, Alliance for Southern California Innovation (2017-2018)

Education

•   Bachelor’s degree in Business from Indiana University

Director Qualification Highlights

•   Strong leadership and execution demonstrated by current service as our CEO and prior executive and senior management roles

•   Career-long experience in the banking industry and the Company’s banking business

Age: 66 Director since: 2005 Committees: • Governance, Chair • Finance • Risk Independent: Yes

ERIC BENHAMOU

Chairman and Chief Executive Officer of Benhamou Global Ventures

Mr. Benhamou is Chairman and Chief Executive Officer of Benhamou Global Ventures, LLC, an investment firm focused on innovative high-tech companies around the world, which he founded in 2003. He also sits on various public and private technology company boards and serves on various educational and philanthropic organizations. His former roles include the CEO of 3Com Corporation and Palm, Inc., as well as director of Cypress Semiconductor Corporation (Chairman), Qubell, ConteXtream and several others.

Other Directorships and Positions

•   CEO and Director, Enterprise 4.0 Technology Acquisition Corp. (since 2021)*

•   Director, Evinced, Inc., a digital accessibility automation service provider (since 2021)

•   Director, Grid Dynamics Holdings, Inc., a digital transformation company (since 2020)*

•   Advisory Board member, Hyundai Motor Company, an automotive manufacturer (since 2018)

•   Mr. Benhamou also serves as the Chair of various companies, including Totango (since 2016), Virtana Instruments Corporation (since 2016) and Israel Venture Network (since 2000); He also served on the board of Ayehu Software Technologies Ltd. from 2015-2021.

Education

•   Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France

•   Master’s degree in Science from the School of Engineering at Stanford University

Director Qualification Highlights

•   Strategic and operational experience in global markets including Europe and Israel

•   In-depth experience with the technology and venture capital industries

*	Indicates current public company directorship

Age: 60 Director since: 2021 Committees: • None Independent: Yes

ELIZABETH “BUSY” BURR

Former President and Chief Commercial Officer of Carrot, Inc.

Ms. Burr is the former President and Chief Commercial Officer of Carrot, Inc., a B2B2C digital health company where she built the go-to market strategy and team including sales, marketing, communications, financial planning, account management, business development and partnerships. Ms. Burr previously served in various executive management roles at Humana Inc., Citi Ventures, Morgan Stanley, Credit Suisse First Boston and Gap, Inc.

Other Directorships and Positions

•   Director, Rite Aid Corporation (since 2019)*

•   Director, Mr. Cooper Group (since 2019)*

•   Director, Satellite Healthcare (non-profit) (since 2018)

•   Director, Summit Prep Public Charter School (2010-2013)

•   Venture Investor & Board Observer, Omada Health, Aspire Health, Livongo Health (2016-2018)

•   Advisory Council Member, Smith College (2008-2014)

Education

•   Bachelor’s degree in Economics from Smith College

•   Master’s degree in Business Administration from Stanford University

Director Qualification Highlights

•   In-depth experience in marketing, innovation, digital transformation, business strategy and the financial services industry

•   Customer experience and growth strategy

Age: 67 Director since: 2020 Committees: • Audit Independent: Yes

RICHARD DANIELS

Former Executive Vice President and Chief Information Officer of Kaiser Permanente

Mr. Daniels retired from Kaiser Permanente, a nonprofit integrated managed care consortium, in 2020, where he served as Executive Vice President and Chief Information Officer. During his 12 years at Kaiser Permanente, he held a number of leadership positions, including Senior Vice President for both Enterprise Shared Services and Business Information. Other previous roles include a variety of management positions at Capital One Financial Corporation, JPMorgan Chase & Co., NetServ, Inc. and DataPoint Corporation.

Other Directorships and Positions

•   Director, Fastly, Inc., an edge cloud network provider (since 2021)*

•   Director, CSAA Insurance Exchange, a reciprocal insurer company that offers insurance products primarily to AAA club members (since 2020)

•   Chair, Playworks, a nonprofit that supports student learning and physical health (since 2018)

•   Director, Parkland Center for Clinical Innovation, a nonprofit healthcare analytics R&D organization (since 2017)

Education

•   Bachelor’s degree in business management, Texas State University-San Marcos

Director Qualification Highlights

•   Career-long experience and background in information technology

•   Deep leadership experience from his prior roles as Executive Vice President and Chief Information Officer of Kaiser Permanente and other management roles at Capital One and JPMorgan Chase

*	Indicates current public company directorship

Age: 60 Director since: 2020 Committees: • Audit • Credit Independent: Yes

ALISON DAVIS

Managing Partner and Co-Founder of Blockchain Coinvestors

Ms. Davis is Managing Partner and Co-Founder of Blockchain Coinvestors, a blockchain venture investor and fund of funds. Ms. Davis has held a variety of key management positions in the finance and venture capital industries, including at Belvedere Capital Partners, Inc., Barclays Global Investors, A.T. Kearney and McKinsey & Company. She has also served on other public and private company boards.

Other Directorships and Positions

•   Director, NACD Northern California Chapter (since 2022)

•   Director, Janus Henderson Group PLC, a global asset management group (since 2021)*

•   Director, Cambridge in America (since 2021)

•   Director, Pacaso, a real estate platform (since 2021)

•   Director, Collibra, a data intelligence company (since 2019)

•   Director, Fiserv, an information management and e-commerce services company (since 2014)*

•   Director, Renaissance Entrepreneurship Center (since 2009)

•   Director, Ooma, a communication solutions and other connected services provider (2014-2020)

•   Director, Royal Bank of Scotland Group plc, a retail and commercial bank (2011-2020)

•   General Partner and Managing Partner, Belvedere Capital Partners, Inc. (2004-2010)

•   Chief Financial Officer, Barclays Global Investors (2000-2003)

Education

•   Bachelor’s degree in Economics from Cambridge University

•   Master’s degree in Economics from Cambridge University

•   Master’s degree in Business Administration from Stanford University

Director Qualification Highlights

•   Extensive finance and management experience in the finance and venture capital industries

•   Abundant experience as a director of numerous public and private companies

Age: 74 Director since: 2004 Committees: • Finance, Chair • Governance • Risk Independent: Yes

JOEL FRIEDMAN

Former President (Business Process Outsourcing), Accenture

Mr. Friedman retired in 2005 from Accenture PLC, a public company global management-consulting firm, where he held the position of President of the Business Process Outsourcing organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles including Managing Partner, Banking and Capital Markets, Managing General Partner, Accenture Technology Ventures; and Founder, Accenture strategy consulting practice. He has also served as director on various companies and organizations, including Neustar, Inc., FTV Capital, Endeca Technologies, EXL Services (advisory director), Junior Achievement of Northern California, Accenture, Seisent, Inc. and Calico Commerce, Inc.

Other Directorships and Positions

•   Director, AbilityPath Housing (since 2021) and Advisory Director, AbilityPath (since 2013; director, 1991-2012), non-profit organizations

•   Advisory Director, Stanford Institute for Economic Policy Research (since 2019)

•   Advisory Director, Currency Capital, a financial services company (2018-2020)

•   Advisory Director, AbilityPath, a non-profit organization (since 2013; director, 1991-2012)

•   Member, Financial Advisory Committee, Town of Hillsborough, CA (since 2018)

Education

•   Bachelor’s degree in Economics from Yale University

•   Master’s degree in Business Administration from Stanford University

Director Qualification Highlights

•   Extensive experience working within the banking and venture capital industries

•   Career-long experience with corporate finance and capital markets

*	Indicates current public company directorship

Age: 53 Director since: 2012 Committees: • Credit • Compensation & Human Capital Independent: Yes

JEFFREY MAGGIONCALDA

Chief Executive Officer of Coursera

Mr. Maggioncalda is currently the Chief Executive Officer of Coursera, Inc. (“Coursera”), an online education company and also serves on Coursera’s board of directors. He previously served as the founding Chief Executive Officer and director of Financial Engines, Inc. (“Financial Engines”), an independent investment advisory firm. Subsequent to his tenure at Financial Engines, Mr. Maggioncalda served as a senior advisor to McKinsey & Company, a global management-consulting firm.

Other Directorships and Positions

•   Director, Financial Engines (2011-2014)

•   Director, Affinity Circles, a social networking developer (2012)

•   Senior Adviser, McKinsey & Co., a strategy consulting firm (2017)

•   Chief Executive Officer, Financial Engines (1996-2014)

•   Summer Associate, McKinsey & Co., a strategy consulting firm (1995)

•   Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

Education

•   Bachelor’s degree in Economics and English from Stanford University

•   Master’s degree in Business Administration from Stanford University

Director Qualification Highlights

•   Extensive management and consulting experience in the investment advisory and financial services industries

•   Executive leadership experience, including current and prior CEO roles at Coursera and Financial Engines

Age: 63 Director since: 2019 Committees: • Audit • Compensation & Human Capital • Risk Independent: Yes

BEVERLY KAY MATTHEWS

Former Vice Chair of the Americas Executive Board, Ernst & Young

Ms. Matthews retired from Ernst & Young LLP (“E&Y”), a multinational professional services firm, in 2019, where she served as Vice Chair of the Americas Executive Board, a member of the Global Practice Group and the Managing Partner of the West Region. During her 36 years at E&Y, she held a variety of leadership positions, including Senior Advisory Partner for key clients in the technology and transportation sectors, and Member of the U.S. Partner/Principal Matters Committee.

Other Directorships and Positions

•   Director, Main Street Capital Corporation, an investment firm focused on lower middle market and middle market companies (since 2020)*

•   Director, Coherent Inc., a provider of laser-based technologies (since 2019)*

•   Advisory Council Member, Texas Tech University, Rawls College of Business (since 2020)

•   Member, Global Practice Group, E&Y (2008-2019)

•   Americas Assurance and Advisory Chief Operating Officer and Managing Partner, E&Y (2005-2008)

•   Other key positions, including Audit Partner, Austin, Texas Office Managing Partner and Gulf Coast Region Assurance and Advisory Managing Partner, E&Y (1983-2005)

Education

•   Bachelor’s degree in Accounting from Texas Tech University

Director Qualification Highlights

•   Extensive experience working with technology companies and venture capital and private equity firms through E&Y

•   Career-long experience with finance, accounting and auditing as independent auditor

*	Indicates current public company directorship

Age: 66 Director since: 2015 Committees: • Audit, Chair • Finance • Risk Independent: Yes

MARY MILLER

Former Under Secretary for Domestic Finance, U.S. Department of Treasury

Ms. Miller is the former Under Secretary for Domestic Finance for the U.S. Department of the Treasury (“U.S. Treasury”), a position that she held following her confirmation by the U.S. Senate from March 2012 to September 2014. Ms. Miller also served as Assistant Secretary of the Treasury for Financial Markets from February 2010 to March 2012. Prior to joining the U.S. Treasury, Ms. Miller led the Fixed Income Division for T. Rowe Price Group, Inc., her employer of 26 years.

Other Directorships and Positions

•   Director, T. Rowe Price Program for Charitable Giving (since 2021)

•   Director, UpSurge Baltimore (since 2021)

•   Director, The Jeffrey Company, an investment company (since 2016)

•   Director, Baltimore Neighborhood Impact Investment Fund, a non-profit organization (since 2018)

•   Director, Johns Hopkins University Technology Ventures, IDEA Advisory Board (since 2018)

•   Senior Fellow, Johns Hopkins University 21st Century Cities Initiative (since 2017)

•   Director, ICE Benchmark Administration, a unit of the Intercontinental Exchange (2014-2018)

•   Ms. Miller also holds various trustee and advisory positions, including at Baltimore Community Lending (since 2021), Cornell University (since 2015) and The Urban Institute (since 2014)

Education

•   Bachelor’s degree in Government from Cornell University

•   Master’s degree in City and Regional Planning, University of North Carolina at Chapel Hill

•   Chartered Financial Analyst (CFA)

Director Qualification Highlights

•   Distinguished government and finance experience, serving in key positions within the U.S. Treasury

•   In-depth experience in financial markets and the investment advisory industry

Age: 63 Director since: 2010 Committees: • Credit, Chair • Governance • Risk Independent: Yes

KATE MITCHELL

Partner and Co-Founder of Scale Venture Partners

Ms. Mitchell is a Partner and Co-Founder of Scale Venture Partners, a venture capital firm that invests in enterprise software companies, and has been instrumental in building the firm’s team and strategic direction. She has held various directorships and other senior management positions throughout her career. Prior to founding Scale, Ms. Mitchell spent 20 years in various leadership positions at Bank of America in technology, finance and operations.

Other Directorships and Positions

•   Director, Fortive Corporation, provider of instrumentation and industrial technologies (since 2016)*

•   Vice Chair, Private Equity Women Investor Network, a forum for women in private equity (since 2010)

•   Director, Venture Forward, a nonprofit organization committed to advancing a more inclusive venture capital community (since 2019; Founding Co-Chair and Member, National Venture Capital Association, 2014-2019)

•   Director, Silicon Valley Community Foundation, a non-profit organization (since 2016)

•   Director, Meals on Wheels San Francisco, a nonprofit organization (since 2019)

•   Advisory Director, Tuck School of Business, Dartmouth College (since 2018)

•   Member, GP Advisory Council, Institutional Limited Partners Association (since 2016)

•   Member, Broadway Angels, an angel investment group (since 2015)

Education

•   Bachelor’s degree in Political Science from Stanford University

•   Master’s degree in Business Administration from Golden Gate University

Director Qualification Highlights

•   Deep experience and knowledge of the venture capital industry and innovation companies

•   Broad experience in the banking industry, including asset/liability management experience

*	Indicates current public company directorship

Age: 77 Director since: 2011 Committees: • Compensation & Human Capital, Chair • Governance • Risk Independent: Yes

GAREN STAGLIN

Founder and Proprietor of Staglin Family Vineyard

Mr. Staglin is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial services and insurance industries. Former directorships include Nvoicepay, Inc., Free Run Technologies, Bottomline Technologies and Solera Holdings, Inc. He was also the Founder and President of Bring Change 2 Mind, a nonprofit organization dedicated to addressing mental illness.

Other Directorships and Positions

•   Director, ExlService Holdings, Inc., provider of outsourcing services to global companies (since 2005; served as Chairman from 2014-2021)*

•   Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)

•   Advisory Director, FTV Capital (since 2004)

•   Chairman and Co-Founder, One Mind, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 1995)

Education

•   Bachelor’s degree in Engineering–Electrical and Nuclear from the University of California, Los Angeles

•   Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University

Director Qualification Highlights

•   Extensive experience working within transaction/payment processing industries, as well as experience working with innovation companies as a director

•   Deep experience working within the premium wine industry

*	Indicates current public company directorship

BOARD GOVERNANCE AND OVERSIGHT

Board Independence and Leadership

The Board has determined that, with the exception of Mr. Becker, our President and CEO, all of our current directors, including Messrs. Clendening and Dunbar, are “independent” within the meaning of the director independence standards set by The NASDAQ Stock Market LLC (“NASDAQ”) and the Securities Exchange Commission (the “SEC”).

Separate Chairperson and CEO Roles

Our Board chairperson and CEO roles are separate. The Board has determined that it is in the best interests of the Company to continue to maintain these positions separately. We continue to believe that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the CEO, and guide the Board through appropriate governance processes. The Board may modify the structure as it deems appropriate given the specific circumstances then facing the Company.

The Board has determined that Mr. Dunbar, our current Chair of the Board, is independent within the meaning of the director independence standards described above. The Board has also determined that Ms. Beverly Kay Matthews is independent and subject to her re-election, is expected to serve as the Board’s Chair for the 2022-2023 director term.

Annual Board Evaluations

The Board conducts an annual evaluation of its performance and effectiveness. The Governance Committee determines the process for such evaluation and review, which typically involves an outside adviser and includes a review of how certain attributes affect Board and/or individual director effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and overall performance. In recent years, the Board has conducted an annual evaluation process that involves both a one-on-one interview with each director conducted by an outside advisor to solicit feedback, as well as written surveys.

Led by the Chairs of the Board and Governance Committee, the results of the evaluation are reviewed and discussed by the Board. The Governance Committee also leads an annual evaluation of the performance and effectiveness of each of the Board’s committees. See “Board Committees—Committee Governance” below.

Board Oversight of Strategy and Risk

The Board is actively engaged in overseeing the Company’s strategy. Each year, the Board conducts an annual in-depth, multi-day session to discuss our strategic and growth plans and review our overall business. Discussion topics may include the Company’s purpose, vision, mission, and values; new or expanded lines of business; clients and market share; global expansion; financial outlook; competition; industry trends; new products and services; strategic partnerships; business risk review; human capital management; business transformation initiatives; and regulatory environment. Discussions about the Company’s strategy and execution are also held during the Board’s regular meetings. Additionally, the Board approves the Company’s Corporate Strategy Plan, as well as routinely reviews progress against corporate strategic priorities and goals.

Oversight of the Company’s risk management is one of the Board’s key priorities and is carried out by the Board as a whole, as well as by the Risk Committee and the other committees. The committees routinely report back to the Board about key risk-related matters.

The Risk Committee of the Board oversees the Company’s risk profile and risk management, in coordination with and support from the other committees. The Risk Committee has primary oversight responsibility of the Company’s enterprise-wide risk management framework, including the oversight of risk management policies, and the monitoring of the Company’s risk profile. To allow cross-committee coordination of risk management, the Risk Committee includes the chairpersons of the Board and each of the Audit, Compensation & Human Capital, Credit, Finance and Governance Committees. The Chief Risk Officer of the Company reports directly to the Risk Committee, as well as, on an administrative basis, the Chief Executive Officer.

In coordination with the Risk Committee, each of the other Board committees is engaged in overseeing the Company’s risks as they relate to that committee’s respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting, as well as legal and operational matters (including information technology, cybersecurity and other security-related risks). The Compensation & Human Capital Committee engages in periodic risk assessments to review and evaluate risks in relation to our compensation programs. The Finance Committee actively oversees our treasury management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Our Governance Committee oversees our compliance functions and routinely reviews our compliance risks. Moreover, the Credit Committee routinely oversees our management of credit risks. Each committee chairperson regularly reports to both the Risk Committee and the full Board on its risk oversight activities. In addition, the Board routinely engages in discussions with management about the Company’s risks.

Risk Appetite Statement

The Board oversees, and approves on at least an annual basis, the Company’s Risk Appetite Statement, which sets forth the tolerance levels with respect to the amount and types of key risks underlying the Company’s business. The Risk Committee is responsible for recommending changes to the Risk Appetite Statement for approval by the Board, as well as overseeing the Company’s compliance with the statement. Our other Board committees also share responsibility for the Risk Appetite Statement by overseeing and approving applicable risk metrics, including risk limits and thresholds, for each of their relevant areas of responsibility.

Risk & Controls

Under the Board and committee oversight outlined above, we are focused on, and continually invest in, our risk management and control environment. Our business teams, supported by our risk, compliance, legal, finance and internal audit functions, work together to identify and manage risks applicable to our business, as well as to enhance our control environment. Particular areas of focus include, among other areas, financial reporting, data management, privacy, bank regulatory requirements, and as further discussed below, cybersecurity.

Cybersecurity

Like other financial institutions, we are susceptible to information security breaches and cybersecurity-related incidents. We are committed to protecting and continually enhancing the security of our systems, networks and general technology environment. We have established a Security Program, which includes appropriate security risk assessments, security monitoring, incident response, policies, operating standards, global regulatory compliance and employee training. All employees are required to complete annual training on the following topics: information security, privacy, cybersecurity best practices (e.g., social engineering, incident reporting, managing third-party relationships), identity and access management, physical security and remote work best practices (e.g., mobile security).

We continually invest in enhancing our preventive and defensive capabilities in line with globally recognized information security standards, maintaining appropriate information security risk insurance policies, and implementing other measures to mitigate potential threats and losses, where possible. For example, we have invested in additional precautionary measures to mitigate cybersecurity risks resulting from our remote work environment in response to COVID-19. The Board is actively engaged in oversight of our cybersecurity practices, with the Audit Committee having primary oversight responsibility. The Audit Committee reviews and approves the Security Program on an annual basis, as well as receives management updates about information security matters on at least a quarterly basis. These management updates cover: external cybersecurity hot topics and notable events, current and emerging threats, cybersecurity program achievements and progress of key initiatives, key performance indicators, key risk indicators and notable internal events. In addition, the Audit Committee receives prompt reporting and updates on significant cybersecurity-related incidents.

Oversight of CEO and Executives

Annual CEO Performance Evaluations

The independent members of the Board evaluate the performance of our CEO on an annual basis. Each year, the Governance Committee approves a process to solicit feedback from each individual non-CEO director. Our Chair of the Board, together with the Chairs of the Governance and Compensation & Human Capital Committees, then lead discussions with the Board (without the CEO present) to evaluate the CEO’s performance, both generally as well as against predetermined annual goals. The results of such performance serve as the basis for determining and approving the annual compensation for the CEO.

CEO and Executive Succession Planning

As a matter of sound governance, the Board is responsible for the Company’s contingency or long-term plans for CEO and executive succession. These efforts may involve seeking input from our current CEO and our Chief Human Resources Officer, as well as external advisors, to the extent the Board deems appropriate. Succession plans are generally reviewed and discussed by the Board typically on an annual basis. The Governance Committee provides oversight support to the Board with respect to the CEO succession planning process, and the Compensation & Human Capital Committee provides similar oversight support with respect to succession planning for our other executives.

Meeting Attendance

Board and Committee Meetings; Annual Meeting of Stockholders

The Board and its standing committees held a total of seventy-one (71) meetings during 2021. The Board itself held eleven (11) meetings during the year, including a two-day annual session focused on strategic planning and risk review. Similar to 2020, the Board continued to meet virtually due to the pandemic.

Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board and the committees on which he or she served during 2021.

Total Number of 2021 Board and Committee Meetings– 71
Board	11	Finance Committee	11
Audit Committee	15	Governance Committee	9
Compensation & Human Capital Committee	10	Risk Committee	7
Credit Committee	8

It is the Board’s policy that each director employs his or her best efforts to attend our annual stockholder meetings. Ten (10) of our incumbent Board members attended our 2021 Annual Meeting of Stockholders virtually.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions without management.

Director Matters

Outside Directorships

We encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation, and effectiveness on these boards. Directors are asked to report all directorships, including advisory positions, accepted, as well as to notify the Governance Committee in advance of accepting any invitation to serve on another public company board.

Director Education and Orientation

The Board believes that ongoing director education is important for maintaining a current and effective Board. Accordingly, the Board encourages directors to be continually educated on matters pertinent to their respective service on the Board. It is the Board’s view that continuing education may be achieved in various ways as appropriate for each individual director, including, among other things, participation in formal education programs, conferences or seminars (the reasonable expenses of which are reimbursable by the Company) or through independent study or outside reading. In addition, from time to time, management may also bring education opportunities to the Board through management presentations, additional education materials or outside speakers.

New directors joining the Board also participate in a director orientation program, which involves a variety of informational sessions about our business, strategy and governance with Board members and members of executive and senior management. Since there was limited opportunity for new directors to meet in-person during the current pandemic, we made an enhanced effort for our newer directors to meet with management and other Board members virtually outside of Board meetings. Additionally, new directors typically join at least one Board committee upon joining the Board and are also invited to participate as a guest director at the meetings of the other Board committees.

BOARD COMMITTEES

Our Board committee structure is designed to help the Board carry out its responsibilities in an effective and efficient manner. While the Board may form from time to time ad hoc or other special purpose committees, there are six (6) core standing Board committees: Audit, Compensation & Human Capital, Credit, Finance, Governance and Risk.

Committee Chairpersons/Membership, Responsibilities and Meetings

All chairpersons of our six standing committees are independent and appointed annually by the Board of Directors. Each chairperson presides over committee meetings; oversees meeting agendas; serves as liaison between the committee members and the Board, as well as between committee members and management; and works actively and closely with executive and senior management on all committee matters, as appropriate. Each committee meets regularly, at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

The names of the current members (chairpersons’ names in bold)* and highlights of some of the key oversight responsibilities of the Board Committees are set forth below:

Audit Committee

•   Integrity of our financial statements, including internal controls over financial reporting.

•   Independent auditor of the Company.

•   Internal audit function.

•   Ethical compliance.

•   Other key areas: information technology, security (including cybersecurity), litigation and regulatory enforcement matters.

Compensation & Human Capital Committee

•   Compensation strategies, plans, policies and programs.

•   Director compensation.

•   Human capital management, including diversity, equity and inclusion (DEI), leadership development and talent management.

•   Executive succession planning (excluding CEO).

Governance Committee

•   Corporate governance practices.

•   Identification and nomination of director candidates

•   Annual performance evaluation processes of our Board and its committees and the CEO.

•   Regulatory compliance function of the Company, including financial crimes risk management.

•   Environmental, social and governance (“ESG”) program.

Members: Mary Miller, Richard Daniels, Alison Davis, and Beverly Kay Matthews	Members: Garen Staglin, John Clendening, Jeffrey Maggioncalda and Beverly Kay Matthews	Members: Eric Benhamou, Roger Dunbar, Joel Friedman, Kate Mitchell and Garen Staglin

Finance Committee

•   Financial and balance sheet strategies, and treasury management.

•   Annual budget of the Company, and recommendation to the Board for approval.

•   Material corporate development matters that may result in a significant financial impact, as delegated by the Board.

Credit Committee

•   Credit and lending strategies, objectives and risks, primarily of the Bank.

•   Credit risk management, including reviewing internal credit policies and establishing portfolio limits.

•   Quality and performance of the credit portfolio.

Risk Committee

•   Enterprise-wide risk management policies of the Company.

•   Operation of our enterprise-wide risk management framework.

•   Risk Appetite Statement of the Company, including recommendations to the Board regarding any changes.

•   Overall risk profile of the Company.

Members: Joel Friedman, Eric Benhamou, Roger Dunbar and Mary Miller	Members: Kate Mitchell, John Clendening, Alison Davis and Jeffrey Maggioncalda	Members: Roger Dunbar, Eric Benhamou, Joel Friedman, Beverly Kay Matthews, Kate Mitchell, Mary Miller and Garen Staglin

*

Messrs. Dunbar and Clendening will not stand for re-election at the Annual Meeting and their terms as members of the committees specified above will end at the Annual Meeting. During the 2022-2023 term, Ms. Kate Mitchell is expected to serve as the Risk Committee chairperson, subject to her re-election.

Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation & Human Capital Committee, Credit Committee, Governance Committee and Risk Committee are “independent” within the meaning of applicable SEC rules, NASDAQ director independence standards and other regulatory requirements, to the extent applicable.

In addition, the Board has determined that each of the following current Audit Committee members are “audit committee financial experts,” as defined under SEC rules, and possess “financial sophistication” as defined under the rules of NASDAQ: Ms. Miller, Ms. Davis and Ms. Matthews.

Committee Governance

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the Governance Committee and the full Board. The charters of each committee are available on our website.

Annual Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to assess committee performance and effectiveness. The assessments are conducted on an annual basis and include a self-assessment by each committee. The review includes an evaluation of various areas that may include committee size, composition, performance, coordination among committee members and among the standing committees, and involvement with the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

Compensation Committee Interlocks and Insider Participation

During 2021, the Compensation & Human Capital Committee performed all executive compensation-related functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation & Human Capital Committee’s recommendation. See discussion above under “Board Committees—Committee Chairpersons/Membership, Responsibilities and Meetings” for additional information on the Compensation & Human Capital Committee. Mr. Becker does not participate in any of the Board or Compensation & Human Capital Committee discussions related to the evaluation of his performance or the recommendation or determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation & Human Capital Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the members of the Compensation & Human Capital Committee has ever been one of our officers or employees and none of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board.

COMPENSATION FOR DIRECTORS

Overview

Our compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexities or business models. In addition, our director compensation is designed to be tied to business performance and stockholder returns, and to align director and stockholder interests through director ownership of the Company’s stock. The Compensation & Human Capital Committee (the “Comp/HC Committee”) oversees and approves our director compensation. In doing so, the Comp/HC Committee reports to and, as appropriate, consults with, the full Board on all relevant matters. Our CEO, the only employee director on the Board, does not receive any payment for his services as a director.

2021 Director Compensation

Director compensation is reviewed annually by the Comp/HC Committee with its independent compensation consultant based upon a market review. In April 2021, the Comp/HC Committee reviewed the director compensation structure, which had been unchanged since 2018, for the 2021-2022 director term and made the following changes, after taking into consideration peer and S&P 500 index company practices and pay levels:

•	Retainer Adjustments – adjusted each director’s annual equity and cash retainer awards as follows:

○	Equity Award Value – increased from $125,000 to $150,000 (except Board Chair, whose equity award value increased from $200,000 to $225,000); and

○	Cash Retainer – increased from $70,000 to $80,000 (for each non-employee director).

•	Risk, Credit and Governance Committee Membership Fees – increased from $8,000 to $12,000.

•	Credit and Governance Chairperson Fees – increased from $12,000 to $15,000.

The Director’s Compensation Table below sets forth the current committee membership assignments, as well as the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2021. Individual compensation reflects the base cash and equity compensation, as well as incremental committee chairperson and membership fees, as applicable. Each director (other than Ms. Burr) serves on at least one committee, ranging up to three committees.

Name	Board Committee Membership (2021 – 2022 Term)						Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Roger Dunbar (Board Chair) (2)				X	X	C	221,000	240,532	461,532

Eric Benhamou				X	C	X	131,000	160,355	291,355

Elizabeth “Busy” Burr (3)							36,164	67,449	103,613

John Clendening (2)		X	X				104,000	160,355	264,355

Richard Daniels	X						105,000	160,355	265,355

Alison Davis	X		X				117,000	160,355	277,355

Joel Friedman				C	X	X	131,000	160,355	291,355

Jeffrey Maggioncalda		X	X				104,000	160,355	264,355

Beverly Kay Matthews	X	X				X	126,008	160,355	286,363

Mary Miller	C			X		X	149,000	160,355	309,355

Kate Mitchell			C		X	X	131,000	160,355	291,355

Garen Staglin		C			X	X	131,000	160,355	291,355

C – denotes Committee Chairperson

(1)

Values indicated for annual director equity awards reflect the fair value of restricted stock units based on the closing stock price on the applicable grant date (May 3, 2021 ($564.63) for all directors other than Ms. Burr, and November 22, 2021 ($741.20) for Ms. Burr) rather than the equity award calculation methodology described below. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. As of December 31, 2021: Mr. Dunbar had 426 restricted stock units outstanding; Ms. Burr had 91 restricted stock units outstanding; and each of the other non-employee directors had 284 restricted stock units outstanding.

(2)

Messrs. Dunbar and Clendening will not stand for re-election at the Annual Meeting and their terms as members of the committees specified above will end at the Annual Meeting. During the 2022-2023 term, Ms. Matthews and Ms. Mitchell are expected to serve as the Board chairperson and Risk Committee chairperson, respectively, subject to their re-election.

(3)	Ms. Burr joined the Board of Directors in November 2021 and received compensation on a pro-rata basis.

Elements of Director Compensation

Schedule of Director Fees for 2021-2022 Term

Compensation for our non-employee directors reflects a combination of cash (annual retainer fees and committee retainer fees) and equity (annual restricted stock unit awards), as outlined in the Schedule of Director Fees to the left. The chairpersons of the Board and each committee are also entitled to annual chairperson fees. Additionally, directors are eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Director Fee	$80,000
Chairperson Fees	$90,000, Board
$20,000, Audit Committee $15,000, All other committees
Committee Member Fees	$25,000, Audit Committee
$12,000, All other committees
Equity Award	$225,000 (Board Chair) and $150,000 (all other directors) in restricted stock units

Director Equity Compensation

Our annual equity retainer awards are typically granted to directors in the form of restricted stock units. The awards are approved by the Comp/HC Committee and are granted shortly after the Company’s annual meeting of stockholders. The awards vest in full upon the completion of the annual director term on the date of the next annual meeting.

The determination of the number of shares to be granted to directors is based on the 30-day average stock price from the date of grant, rounded to the nearest dollar. New directors that join the Board during the annual director term receive a pro-rated award. For 2021, the Board Chair and each other director (except Ms. Burr) were each granted 426 and 284 restricted stock units, respectively. Ms. Burr, who joined the Board in November 2021, was granted a pro-rated award of 91 restricted stock units.

Deferred Equity

Non-employee directors may irrevocably elect to defer the settlement of restricted stock unit awards until the earliest of: (i) a specific future settlement date that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (ii) separation from service, (iii) a change in control, (iv) death, or (v) disability. Messrs. Daniels and Staglin each elected to defer the settlement of his 2021 equity grant.

Equity Plan Limits Applicable to Directors

Equity grants to directors are subject to the terms of our 2006 Equity Incentive Plan, as amended and restated, including the following limitations (as provided under the plan):

•	No non-employee director may be granted, in any fiscal year, awards covering shares having an initial value greater than $500,000.

•	Annual director grants may become fully vested no earlier than the last day of the director’s then current annual term of service, subject to certain limited exceptions as provided under the plan.

Determination of Director Compensation

Each year, the Comp/HC Committee, together with its independent compensation consultant, conducts a comprehensive review of director compensation, taking into consideration our overall compensation philosophy, as well as competitive compensation data from the Company’s Peer Group for the applicable year and other relevant and comparable market data and trends. The committee reviews, on at least an annual basis, each of the various pay components, the form and amount of payment, as well as the cash/equity compensation mix. Based on such review and any recommendations from its independent compensation consultant, the Comp/HC Committee may make changes to director compensation to the extent it deems appropriate.

Director Equity Ownership Guidelines

Under the current equity ownership guidelines for our non-employee directors, each non-employee member of the Board of Directors is expected to hold, within five years of becoming a director, shares of our Common Stock that have a minimum value equivalent to 600% of the annual director cash retainer fee (currently $80,000) for directors other than the Board Chair, who must satisfy the requirement with respect to $170,000. The Comp/HC Committee is responsible for setting and periodically reviewing the equity ownership guidelines. Equity ownership requirements for non-employee directors are established based upon a competitive review and subsequent recommendations by the committee’s independent compensation consultant. The Governance Committee is responsible for overseeing director compliance with these guidelines and reviews directors’ holdings on a quarterly basis. Any exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2021, all non-employee directors had attained the applicable ownership requirements or otherwise remained on target to meet such requirements within the established compliance time frame.

CORPORATE GOVERNANCE MATTERS

Corporate Governance

We are committed to having sound corporate governance practices, as governed by our organizational documents, as well as our Corporate Governance Guidelines and other applicable policies. Our practices are important to how we manage our business and to maintain our integrity in the marketplace. In setting our practices, we balance our corporate and stockholder interests, as well as applicable market practices and trends.

Our Corporate Governance Guidelines set forth a framework for our Company with respect to specific corporate governance practices. The guidelines are reviewed at least annually by the Governance Committee, as well as amended from time to time to continue evolving our practices. A copy of our guidelines is available at www.svb.com under “About Us—Investor Relations—Governance.”

Stockholder Rights

The Company’s charter documents provide our stockholders with important rights or other features, including:

•	Ability to act by written stockholder consent;
•	Proxy access (see “Meeting and Other Information - Stockholder Proposals and Director Nominations”);
•	One single voting class;
•	Majority voting standard for director elections (see “Meeting and Other Information - Majority Vote Standard”)

We do not have cumulative or supermajority voting requirements, nor do we have a “poison pill” in effect.

Communications with the Board

Individuals who wish to communicate with our Board may do so by sending correspondence to the attention of the Board (or committee, chairperson or individual director) to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Email: CorporateSecretary@svb.com

Telephone (408) 654-7400

Code of Conduct

A copy of our Code of Conduct, which applies to all of our directors, executives and U.S. employees, including our senior financial officers, is available on our website at www.svb.com under “About Us—Investor Relations—Governance,” or can be obtained without charge by any person requesting it from the Corporate Secretary at the contact information above. Violations or suspected violations of the Code of Conduct, including matters involving ethics, discrimination or harassment, may be reported through multiple channels, including to any member of our Executive Committee or the Chair of the Audit Committee. Additionally, anonymous and confidential reports of unethical conduct can be made through our “Ethics Point” Hotline, which may be accessed from the internet or by calling a toll-free number and is available 24 hours a day, seven days a week. We intend to disclose any waivers from our Code of Conduct granted to our directors, executive officers or senior financial officers, and any substantive changes to our Code of Conduct by posting such information on our website. No such waivers or substantive changes were made during fiscal year 2021.

Political Activities

Our corporate responsibility includes participation in the political and public policy process, specifically in areas that impact the innovation economy and the banking industry, as well as our clients, stockholders, employees and communities. It is important that we engage with legislators and policymakers, where appropriate, and support initiatives to advocate constructively for the long-term interests of our business and our key constituents. Our political activities are subject to the oversight of our Governance Committee, which recognizes the importance of appropriate governance and risk management of our corporate political activities, and reviews our activities for alignment with our business, strategy and corporate values, as well as compliance with applicable laws and regulations. Political contributions are made primarily through a federal Political Action Committee that is non-partisan and employee-funded. Political contributions utilizing corporate funds are limited and subject to restrictions and disclosure pursuant to our policies. For more information, see our “Statement on Political Activities,” which may be found on our website.

Certain Relationships and Related Transactions

Related Party and Insider Loan Policies

We maintain written policies and procedures governing transactions with related persons (directors, director nominees, executive officers, holders of more than 5% of our common stock, and any of their immediate family members or affiliated entities (“Related Parties”) (“related party transactions”). Generally, these policies and procedures cover any transaction, arrangement or relationship in which: (i) we are a participant in the transaction; (ii) the aggregate transaction amount involved will or may be expected to exceed $120,000 in any calendar year; and (iii) a related person has or will have a direct or indirect material interest in the transaction. We also maintain written policies and procedures governing loan transactions with insiders (directors, executive officers and principal stockholders) and their related interests, pursuant to the applicable requirements of Regulation O of the Federal Reserve Act (“insider loans”).

The Audit Committee has primary responsibility for reviewing related party transactions and insider loans for potential conflicts of interest and approving them (or denying approval, as the case may be). The Audit Committee’s approval may be granted in advance, ratified, or delegated to the committee chairperson or other member. Additionally, the Governance Committee takes into consideration related party transactions and insider loans involving our directors as part of its annual director independence review. Further, in accordance with Regulation O, insider loans are subject to full Board approval; directors are prohibited from voting on any transaction in which they may have an interest.

Related Party Transactions

Ordinary Course Loan Transactions

During 2021, the Bank made loans to Related Parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of 10% or more of the equity securities of such companies, that were (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) not involving more than the normal risk of collectability or present other unfavorable features.

Employee Matters

SVB maintains a series of employee-funded investment funds known as Qualified Investors Funds (“QIFs”), which invest employees’ own capital in certain funds, including certain SVB Capital funds. We pass on the cost of external expenses to the QIF participants and do not charge a management fee. Participating employees must meet certain eligibility qualifications pursuant to applicable regulatory requirements. Of our executive officers, Messrs. Beck, Becker, Cox, Descheneaux, and Zuckert and Ms. Draper have each made commitments to QIFs in aggregate commitment amounts ranging from $50,000 to $1,525,000 depending on the number of QIF funds they participate in.

Vendor Arrangements

Cachematrix, a cash management platform provider for the Bank’s Cash Sweep Program, is controlled by BlackRock, Inc., which, together with its affiliates, owns greater than 5% of our outstanding voting securities. In 2021, we paid fees totaling approximately $706,674 to Cachematrix. Additionally, we offer certain BlackRock investment funds, among other third-party investment funds, under our Cash Sweep Program. In connection with offering BlackRock funds in our Cash Sweep Program, we earned approximately $30.0 million in fee sharing and related revenue for 2021. Client investments in the Cash Sweep Program are initiated and directed by clients themselves.

In addition, The Vanguard Group, which, together with its affiliates, owns greater than 5% of our outstanding securities, is the record-keeper and trustee of our 401(k) and Employee Stock Ownership Plan, as well as the record-keeper of our Deferred Compensation Plan. Fees relating to these services rendered for the fiscal year 2021 totaled approximately $322,391.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

ESG Program Governance

The Board of Directors has delegated primary oversight of our ESG practices to the Governance Committee. The Governance Committee oversees, through periodic updates from management, our ESG initiatives, performance on ESG topics and stakeholder engagement activities. The full Board and other of its committees also receive updates on ESG-related matters. From a management perspective, our ESG program governance includes executive oversight, dedicated program management and a commitment to transparency and accountability. Our ESG program is led by our Chief Marketing and Strategy Officer, with appropriate alignment and involvement from the Chief Executive Officer, other executive leaders and cross-functional management support. Our ESG Program Office, under the leadership of the Head of Corporate Social Responsibility, is responsible for implementing ESG programs, processes and policies and partners across the organization to integrate ESG opportunities and risk management into the way we do business.

Our Commitment to ESG

For nearly 40 years, we have helped the world’s most innovative companies and their investors move bold ideas forward fast. Our ability to make a difference is magnified by the outsized impact our clients often make. They develop incredible solutions — such as vaccines and therapies, clean water for poor nations and funding sources for microbusinesses — and they create jobs around the world. Now more than ever, we strive to be agents of positive change and take care of our employees, clients, shareholders, communities and environment. By focusing on what matters most to our stakeholders, we more effectively manage our ESG impacts while continuing to help the innovation economy grow. This includes our dedication to expanding our commitment and investments to create a more diverse, equitable and inclusive company culture and innovation ecosystem, highlighted in our latest Diversity, Equity & Inclusion report.

As described in our 2021 Corporate Responsibility Report, we are currently focused on advancing seven ESG strategic initiatives:

1.	Engaging and empowering employees	5.	Providing access to affordable housing
2.	Promoting diversity, equity and inclusion (“DEI”) at SVB	6.	Financing environmentally sustainable solutions
3.	Championing DEI in the innovation economy	7.	Practicing responsible corporate governance
4.	Supporting our communities

The contents of our website referenced in this section (including reports and other disclosures) are not deemed incorporated by reference in this Proxy Statement.

ESG Highlights

We continue to expand our ESG program and disclosures. This summary reflects selected highlights of our various ESG efforts during 2021, unless otherwise indicated, and is not an exhaustive list. See below for details on where you can find additional ESG disclosures.

Environmental

Climate

•

We made progress on identifying the societal, ecological and economic risks and opportunities of climate change to our business and integrating them into our business strategy and risk management. We are committed to disclosing and continuing to evolve our climate strategy in line with the recommendations of the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (TCFD) and published our first TCFD Report.

•

We are actively pursuing climate-driven opportunities through our Climate Tech and Sustainability Banking and Project Finance business lines, which focus on disruptive technologies that support the transition to a low-carbon economy, including renewable energy project finance.

•

In January 2022, SVB committed to provide at least $5 billion in loans, investments and other financing by 2027 to support sustainability efforts. We also signed on as a member of the Risk Management Association’s Climate Risk Consortium with nearly 20 other banks.

Social

COVID Relief

•	We continued to support our employees by further expanding employee benefits, including offering mental health support, technology, equipment and utility stipends.
•	We continued to facilitate Small Business Administration loans via the Paycheck Protection Program (“PPP”), providing approximately $2.3 billion in relief to our clients in 2020 and 2021.

•

We distributed more than $10 million to local, regional and global COVID-19 relief efforts, along with DEI-related scholarships in 2020 and 2021. The distributions were funded in part by our 2020 donation to the SVB Foundation of $20 million in net fees generated from the PPP.

DEI

•

We enhanced our workplace diversity disclosures, including providing more detailed metrics on the racial and gender representation of our Board, senior leadership and workforce, publishing an updated DEI Report and, for the first time, released our US EEO-1 Report and a new UK Branch Gender Pay Gap Report.

•	We increased our Board’s diverse representation with the addition of a new director.
•	We established Employee Resource Groups to unite diverse groups of employees to build community, enhance career development, and contribute to professional and personal development.
•

We committed $50 million over five years, beginning in 2021, to impact women, Black and Latinx founders, investors and professionals in the innovation economy through the Access to Innovation program, our signature program to increase funding and representation at all levels in the innovation economy.

•	We also committed to expanding our corporate supplier annual spend with businesses owned or led by members of historically underserved communities to at least 8% by 2026.
•	We engage on key issues impacting underrepresented groups from time to time, most recently regarding the disturbing increase in anti-Asian hate crimes.
•

We promote experiential DEI learning and skill-building, through formal training courses and on-demand resources designed to address bias, systemic racism and social oppression, as well as promote allyship and inclusive behaviors.

Community

•

We continued our commitment to supporting the communities in which we live and work through investment in affordable housing projects. To date, our Community Development Finance division has committed approximately $1.1 billion in investments and almost $1.6 billion in loans to help build or rehabilitate close to 10,000 affordable-housing units in the San Francisco Bay Area.

•

We met our annual, aspirational goal of giving 1% of our net income to charitable causes in 2021 by donating more than $18 million via our various philanthropic programs. We also aspire to give 1% of full-time employee time via volunteering and introduced a new benefit to provide one volunteer day to each employee annually.

•	The SVB Foundation granted more than $1.6 million to organizations in our community.
•	We launched a University Scholarship program to fund approximately 25 full-ride scholarships and SVB internships for students in need at four US-based universities.
•

We announced a five-year, $11.2 billion community benefits plan, in connection with the acquisition of Boston Private, to provide financial support to low- and moderate-income (“LMI”) communities in California and Massachusetts. From January 2022 through December 2026, SVB’s $11.2 billion commitment will provide financial support to these LMI communities, with a particular emphasis on communities of color, through small business loans, Community Reinvestment Act community development loans and investments, residential mortgages and charitable contributions.

Governance

Disclosures

•

Increased ESG reporting and disclosures, including our first TCFD report and World Economic Forum Stakeholder Capitalism (“WEF”) disclosure, in addition to continued reporting against the Sustainability Accounting Standards Board (“SASB”) framework and CDP survey.

ESG Governance

•

We enhanced our ESG governance framework by, among other means, formalizing additional management committees to address ESG-related risk and opportunities, including a Climate Risk Working Group and the addition of a director of climate risk and strategy.

2021 Recognitions

We are proud of the recognition our ESG-related initiatives received in 2021. For the fourth consecutive year, we were included in Bloomberg’s Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency. We were also included in the 2021 rankings of America’s Most JUST Companies, Newsweek’s list of America’s Most Responsible Companies, and the Bay Area Business Journal’s list of Top Corporate Philanthropists.

Where You Can Find More Information

In 2021, we expanded our ESG disclosures consistent with our longstanding commitment to transparency and accountability. You can find our key ESG disclosures on our website under “About Us—Living Our Values,” including our:

•	2021 Corporate Responsibility Report
•	DEI reporting, including 2021 DEI Report, 2020 EEO-1 Report and 2020 UK Branch Gender Pay Gap Report
•	Climate reporting, including 2021 TCFD Disclosure, 2021 CDP Response and GHG inventory in accordance with the Greenhouse Gas Protocol
•	Additional reporting, including 2021 SASB Disclosure and 2021 World Economic Forum Disclosure.

EXECUTIVE OFFICERS AND COMPENSATION

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

In light of the evolution of our business structure, strategic direction and growth of our business (including recent acquisitions), we reassessed and restructured the designation of our executive officers based on the leadership roles within our current organization. The following information outlines the name and age of each of our executive officers, as of the date of this Proxy Statement, and his or her principal occupation with the Company, followed by his or her biography below:

Name	Age	Principal Occupation

Greg Becker	54	President and Chief Executive Officer
Dan Beck	49	Chief Financial Officer
Philip Cox	55	Chief Operations Officer
Michael Descheneaux	54	President, Silicon Valley Bank
Michelle Draper	54	Chief Marketing and Strategy Officer
Christopher Edmonds-Waters	59	Chief Human Resources Officer
Laura Izurieta	61	Chief Risk Officer
Michael Zuckert	63	General Counsel

Executive Biographies

Greg Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Dan Beck, Chief Financial Officer, joined us in June 2017 and is responsible for our finance, treasury and accounting functions. Before joining the Company in 2017, Mr. Beck served as the Chief Financial Officer for Bank of the West, a subsidiary of BNP Paribas Group, from June 2015 to May 2017 and as Executive Vice President and Corporate Controller from June 2008 to June 2015. Prior to his tenure at Bank of the West, Mr. Beck held various finance and accounting roles with Wells Fargo Bank, the Federal Home Loan Mortgage Corporation, E*TRADE Financial Corporation and Deloitte & Touche LLP. Mr. Beck holds a Bachelor’s degree in Accounting from Virginia Commonwealth University and a Bachelor’s degree in Biology from Virginia Polytechnic Institute and State University.

Philip Cox, Chief Operations Officer, is responsible for our core operations, enterprise project management, client service and information technology teams. Mr. Cox joined us in 2009 as Head of UK, Europe & Israel, and was appointed Head of Europe, Middle East and Africa and President of the UK Branch in 2012, where he was focused on the international development of our business and was responsible for our UK Branch, prior to his appointment to his current role in 2019. Prior to joining the Company, Mr. Cox was Head of Commercial Banking at the Bank of Scotland in London, a division of Lloyds Banking Group (2008-2009) and the Chief Executive Officer of Torex Retail PLC (2005-2008). Prior to his tenure at Torex Retail PLC, Mr. Cox spent approximately 23 years with NatWest/RBS Group in a variety of positions, including Managing Director of Transport and Infrastructure Finance, Regional Managing Director of the North of England Region and the same position for the South West and Wales business. Mr. Cox is a member of the Chartered Institute of Bankers (UK) and the Association of Corporate Treasurers (UK).

Michael Descheneaux, President, Silicon Valley Bank, oversees the Company’s global commercial bank, private bank and funds management businesses, as well as credit administration. Mr. Descheneaux joined us in 2006 as Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he was responsible for all our finance, treasury, accounting and legal functions, as well as our funds management business until he assumed his current role in 2017. Prior to joining the Company, Mr. Descheneaux was a managing director of Navigant Consulting (2004-2006) and held various leadership positions with Arthur Andersen (1995-2002). Mr. Descheneaux holds a Bachelor’s degree in Business Administration from Texas A&M University. He is also a certified public accountant, as well as a member of the Texas State Board of Public Accountancy.

Michelle Draper, Chief Marketing and Strategy Officer, is responsible for leading the corporate strategy, marketing, R&D and client capabilities to best serve clients and drive business results. Prior to joining us in 2013, Ms. Draper held various senior-level marketing positions at Charles Schwab & Co. (1992-2013), including as Senior Vice President of Institutional Services Marketing, where she oversaw advertising, brand management and other key marketing strategies. Prior to that, Ms. Draper also served as a director of Investor Services Segment Marketing and Vice President of Advisor Services Marketing Programs, developing marketing strategies for both the retail and institutional sides of the Charles Schwab business. Ms. Draper holds a Bachelor’s degree in Journalism from California Polytechnic State University – San Luis Obispo, as well as Series 7 General Securities Representative and Series 24 General Securities Principal licenses.

Christopher Edmonds-Waters, Chief Human Resources Officer, oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions. Mr. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness and was appointed to his current role in 2007. Prior to joining the Company, Mr. Edmonds-Waters held various senior-level human resources positions at Charles Schwab & Co. (1996-2003) and began his career at Macy’s California where he held various merchandising as well human resources roles. Mr. Edmonds-Waters holds a Bachelor’s degree in Intercultural Communications from Arizona State University and a Master’s degree in Human Resources and Organization Development from the University of San Francisco.

Laura Izurieta, Chief Risk Officer, is responsible for leading our enterprise-wide risk management, corporate compliance and regulatory functions. From 2000 until joining the Company in 2016, Ms. Izurieta held various roles of increasing responsibility at Capital One, including Vice President of Corporate Reputation and Governance, Vice President of Capital One Home Loans and Vice President of Information Technology, and most recently Executive Vice President and Chief Risk Officer, Retail and Direct Bank. Prior to her tenure at Capital One, Ms. Izurieta also held positions at Freddie Mac and Bank of America. Ms. Izurieta holds a Bachelor’s degree in Business Administration from Towson University and a Master’s degree in Applied Behavioral Science from John Hopkins School of Business.

Michael Zuckert, General Counsel, is responsible for all our legal and government affairs matters. Prior to joining the Company in 2014, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup (2009-2014), where he served as general counsel for the company’s non-core assets business, Citi Holdings, and focused on mergers and acquisitions. Prior to his time at Citigroup, Mr. Zuckert held various senior-level positions at Morgan Stanley & Co. Inc. and was Vice President and General Counsel at TheStreet.com, Inc., an online financial news provider. Mr. Zuckert is a director of the Law Foundation of Silicon Valley, a member of the leadership council of Tech:NYC and a member of the Investment Committee of Waterman Ventures as well as an advisory member of the Board of the Silicon Valley Directors’ Exchange. He holds Bachelor’s degrees in History and Law and Society from Brown University and a Juris Doctor from New York University School of Law.

PROPOSAL NO. 2: ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

✓ The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

Our advisory vote on executive compensation (otherwise known as “Say on Pay”) is held annually. This vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”) as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the accompanying compensation tables and narrative discussion therein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation & Human Capital Committee (“Comp/HC Committee”) and may not be construed as overruling any decision by the Board or the Comp/HC Committee. However, the Board and Comp/HC Committee value the opinion of our stockholders and will take into consideration the outcome of this advisory vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the following “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections for a detailed discussion of our executive compensation program for our NEOs.

Approval, on an advisory basis, of our executive compensation requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

COMPENSATION & HUMAN CAPITAL COMMITTEE REPORT

This Compensation & Human Capital Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Comp/HC Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Comp/HC Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2021 and this Proxy Statement.

This report is included herein at the direction of the members of the Comp/HC Committee.

COMPENSATION & HUMAN CAPITAL COMMITTEE

Garen Staglin (Chair)	John Clendening	Jeffrey Maggioncalda	Beverly Kay Matthews

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2021 executive compensation program, primarily as it relates to our “named executive officers” (“NEOs”) listed below.

Overview of 2021 Executive Compensation

From the Compensation & Human Capital Committee

We, the Compensation & Human Capital Committee of the Board of Directors (“Comp/HC Committee”), have primary oversight over the Company’s executive compensation program.

The Company delivered another year of exceptionally strong financial performance and business growth. We continued to focus our attention on prioritizing and supporting our business and people, developing strategies to continue to support clients and partners to innovate and thrive, and supporting a culture that promotes the growth of our employees. We also continued to maintain our core compensation strategy and objectives, including pay for performance, appropriate risk management and talent retention. As further explained in this CD&A, our key areas of focus in 2021 were:

•   Maintaining our core executive compensation program which emphasizes pay for performance, particularly long-term performance (in an effort to align with stockholders’ interests and drive accountability), consistent with prior years.

•   Structuring compensation practices to account for our unprecedented growth and to be the employer of choice in a competitive industry, all in order to attract and retain key talent.

•   Continuing to focus on risk management.

•   Further expanding our focus on the Company’s human capital, including DEI initiatives, leadership development & succession planning, and the continued evolution of our virtual workplace in an increasingly virtual environment.

•   Broadly continuing to support our employees during the ongoing pandemic crisis.

Earlier in 2022, we changed our committee name to the Compensation & Human Capital Committee to emphasize the importance of, as well as our focus on, managing one of our key assets, our human capital.

Overall, we are pleased to see another strong performance delivered by the Company. Our pay decisions reflected that performance, taking into account the Company’s unprecedented growth, expanding global business, and increasing regulatory complexities. Our executive compensation strategy is based on our commitment to effectively drive the Company’s sustainable, long-term global growth and strategy.

2021 Executive Compensation Elements At-A-Glance

Salary	ICP	PRSUs	Stock Options	RSUs

Ongoing	1-Year Performance Period	3-Year Performance Period	4-Year Vesting Period

Fixed	Performance-Based^			Fixed^

Performance Metrics:
	ROE*	TSR* ROE*	Stock Price Appreciation^

^

ICP and earned PRSU awards are determined after the performance period; RSU and stock option awards are based on a fixed number of shares at the time of grant; any incremental value realized above the grant value of RSUs and stock options, as well as earned PRSUs, is based on stock price appreciation.

*	Includes measurement of performance relative to peers.

Glossary of CD&A Terms	DCP – Deferred Compensation Plan DEI – Diversity, equity and inclusion EPS – Earnings Per Share ERM – Enterprise-wide Risk Management	ICP – Incentive Compensation Plan (annual cash incentive plan) NEO – Named Executive Officer PRSU – Performance-Based Restricted Stock Unit	ROE – Return on Equity RSU – Restricted Stock Unit TSR – Total Stockholder Return

2021 Executive Compensation Highlights Pay for Performance

We delivered another year of strong strategic execution, business growth and financial performance, resulting in total net income, EPS, ROE and TSR performance for the year 2021 as highlighted on the right. We ranked first relative to our peer group for our 2021 ROE performance. Based on our established TSR measurement methodology, we ranked first with respect to our 2-year and 3-year TSR performance, and ranked second with respect to our 1-year TSR performance. Other notable accomplishments included: growing our workforce and talent base across business units and jurisdictions, continuing support of our clients and employees operating in a predominantly virtual environment, advancing our DEI initiatives, and acquiring Boston Private and MoffettNathanson in July and December 2021, respectively.

The Comp/HC Committee’s compensation decisions for 2021 reflected our strong performance, and commitment to maintaining our company’s strong culture and values during an exceptional year of growth, further definition of and collaboration across business units, and further adaptation to an increasingly virtual work environment. (For further details about our 2021 business and financial performance, see “2021 Performance and Proxy Statement Summary” in this Proxy Statement.)

2021 CEO Pay

In designing Mr. Becker’s 2021 compensation structure, we continued to emphasize long-term, performance-based pay. 87% of his total target pay is at risk and subject to Company/individual performance. We place greater emphasis on long-term, performance-based pay in our target CEO Pay Mix set forth below relative to our 2021 Peer Group. The average target pay mix for our Peer Group is: Performance-based Pay (62%) (compared to 70% for the Company); Fixed Pay (38%) (compared to 30% for the Company); Long-Term Pay (58%) (compared to 67% for the Company); and Short-Term Pay (42%) (compared to 33% for the Company).^

Mr. Becker’s actual total compensation for 2021 was commensurate with our 2021 performance. In fiscal year 2021, the Company experienced unprecedented growth of loans, client funds, core fees, SVB Securities revenue, and overall strong financial performance. The Company increased its human capital, with attention to growing key talent, as well as deepened the scope of existing business units, with a conscious focus on maintaining the Company’s commitment to engaging our people, advancing our values and culture, and scaling our infrastructure.

* Based on the TSR calculation methodology discussed under “Long Term Equity Incentives”; our 221% represents our 3-year TSR performance (2019-2021).

^ Based on our 2021 Peer Group and peer compensation data available at the time of determination of Mr. Becker’s 2021 compensation.

† Special one-time equity award (subject to three-year cliff vesting) granted to Mr. Becker in 2019.

Leadership Updates

In light of the evolution of our business structure, strategic direction and growth of our business (including recent acquisitions), we reassessed and restructured the designation of our executive officers based on the leadership roles within our current organization. Our NEOs for 2021 include two additional leaders who were formerly designated as executive officers, Messrs. China and Cadieux, and, for this reason they are included in our 2022 proxy statement. See “Information on Executive Officers” for a list of our designated executive officers.

Executive Compensation – Summary of Key Features Highlights of the key features of our executive compensation program and practices are set forth below:

Compensation Design & Limits	Risk Management

•   Pay for performance with emphasis on long-term performance

•   Balanced performance metrics to drive both short-term and long-term objectives

•   Competitive benchmarking against peers

•   Double trigger change in control severance (under our executive Change in Control Plan)

•   No 280G excise tax gross-ups (under our executive Change in Control Plan)

•   No excessive executive perquisites

•   No special executive retirement benefits; no pension or SERP plans

•   Incentive plans do not encourage excessive risk taking

•   Recoupment (or clawback) policy

•   Compensation risk management (including annual risk assessment, and ERM and internal audit involvement)

•   Minimum and maximum performance thresholds/limits for funding purposes, subject to Comp/HC Committee discretion

•   No hedging or pledging (executives not permitted by policy to hedge, sell puts, sell shorts or pledge our securities)

•   Comp/HC Committee oversight of performance and compensation practices that maintain sound risk management and promote compliance with laws, regulations and policies

Compensation Oversight and Governance	Alignment with Stockholder Interests

•   Independent Board* oversight of CEO compensation (based on the Comp/HC Committee’s recommendations)

•   Independent Comp/HC Committee oversight of non-CEO executive compensation

•   Independent compensation consultant to the Comp/HC Committee

•   Active Comp/HC Committee engagement (held 10 meetings in 2021)

•   Say on Pay vote on an annual basis (89% approval in 2021)

•   Robust executive equity ownership guidelines

•   Continuing stockholder outreach to solicit feedback and to discuss our business and practices (throughout the year)

•   Performance metrics focused on stockholder return (including ROE and relative TSR)

•   No repricing of options without stockholder approval

* Independent members acting as a committee, without CEO participation Executive Compensation Program Objectives

Our compensation philosophy and program also take into account considerations including: our business and strategic objectives of sustainable long-term global growth; the relative complexity our business diversity represents in an organization of our size; emerging trends in executive compensation (particularly for financial institutions); and market practices.

* * * *

Compensation Governance and Risk Management

Role of Compensation & Human Capital Committee and the Independent Board Members

All members of the Comp/HC Committee are “independent” under applicable NASDAQ rules. The Comp/HC Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation program objectives described above. More specifically, the committee determines compensation strategy, establishes applicable performance goals and metrics, selects forms of compensation, determines the overall pay mix, sets target pay levels, and approves final executive compensation awards.

In the case of the CEO, the Comp/HC Committee makes recommendations about CEO pay decisions for approval by the independent members of the full Board (all Board members except the CEO, acting as a committee). Subject to the recommendation of the Comp/HC Committee, all of the independent directors of the Board review and approve the compensation for the CEO. Such review and approval are conducted during executive sessions, where neither the CEO nor any other member of management is present. In the case of all other non-CEO executives, as well as other key positions, the Comp/HC Committee reviews and approves the compensation of such individuals. The determination of compensation awards for all non-CEO positions is conducted during executive sessions, where the CEO may participate at the Comp/HC Committee’s invitation.

The Comp/HC Committee regularly monitors performance against established goals, approves funding accruals, and focuses on other aspects of the compensation program, including, among other things, peer group review and determination, compensation risk review, and monitoring of market and governance trends impacting compensation.

In carrying out its oversight responsibilities, the Comp/HC Committee regularly reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Comp/HC Committee also makes recommendations for all other compensation-related matters that require full Board approval.

The Comp/HC Committee meets on a regular basis, and routinely meets in executive sessions without management present. During 2021, the committee held 10 meetings, including a separate annual session dedicated to enhancing compensation strategy based on the direction of the business, sustaining our culture during exceptional growth, and attracting and retaining talent. In 2022, the Comp/HC Committee held two meetings to assess achievement of Company and individual performance objectives and make 2021 compensation decisions.

Role of Chief Executive Officer

At the Comp/HC Committee’s request, our CEO will attend portions of the Comp/HC Committee’s meetings and certain executive sessions to discuss the Company’s performance and compensation-related matters, as well as his recommendations for compensation for our executives of the Company (excluding himself). He does not participate in any deliberations relating to his own compensation. The Comp/HC Committee considers the CEO’s input and recommendations, but retains full discretion to approve all non-CEO executive compensation (and the independent members of the full Board have discretion to approve CEO compensation, as described above).

Role of Compensation & Human Capital Committee Consultant

Consistent with prior years, the Comp/HC Committee retained Pay Governance LLC, an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the committee’s charter. The Comp/HC Committee in its sole discretion selects the consultant and determines its compensation and the scope of its responsibilities.

In 2021, Pay Governance assisted the Comp/HC Committee with: advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on director and executive compensation levels and practices, including review and recommendations on director, CEO and other executive compensation and evaluation of CEO pay and Company performance; assessment of realizable pay and performance; advice on the Company’s peer group; guidance on the design of the Company’s compensation plans and policies, including recoupment policy and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Comp/HC Committee’s annual compensation risk review; and periodic reports to the Comp/HC Committee on market and industry compensation trends and regulatory developments.

Pay Governance provides services only to the Comp/HC Committee, and not to the Company, and did not provide any additional services to the Comp/HC Committee outside of executive and director compensation consulting during 2021. The Comp/HC Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2021.

Compensation & Human Capital Committee – Key Areas of Focus

Compensation Risk Management

Compensation risk management is a primary area of oversight of the Comp/HC Committee. At the direction of the Comp/HC Committee, its compensation consultant conducts an annual review of the Company’s incentive programs, including design and risk assessment. Additionally, management performs an annual risk assessment of certain compensation plans, which includes back-testing of awards to evaluate against plan design, governance and risk mitigation. Our Chief Risk Officer reviews and shares her input on those risk assessments, and reports and discusses with the committee her risk assessment of our compensation programs (including plan design and execution), and any recommendations. Based on these assessments and discussions, we do not believe that our compensation program promotes excessive risk taking or creates risks that are reasonably likely to have a material adverse effect on the Company.

Moreover, from time to time, the Comp/HC Committee may implement policies or other tools to strengthen compensation risk management, such as the Company’s Recoupment Policy, which applies to our executives and certain senior level employees. See “Executive Benefits and Other Executive Compensation-Related Matters – Compensation Recovery Policy.”

Our compensation programs and risks are routinely discussed at the Board level, both with and without the CEO present. In particular, the chairperson of our Comp/HC Committee reports to and discusses significant compensation risk issues with the full Board and the Risk Committee. The chairperson of the Comp/HC Committee (Mr. Staglin) is also a member of the Risk Committee of the Board of Directors. Additionally, certain compensation matters are also reviewed by the Audit Committee, specifically those related to exclusions under our performance-based funding arrangements, where applicable.

Competitive Benchmarking Against Peers

  2021 Peer Group

  Associated Banc-Corp

  BOK Financial Corporation

  Citizens Financial Group, Inc.

  Comerica Incorporated

  Cullen/Frost Bankers, Inc.

  East West Bancorp, Inc

  Fifth Third Bancorp

  First Republic Bank

  Huntington Bancshares

  KeyCorp

  M&T Bank Corporation

  Northern Trust Corporation

  Regions Financial Corporation

  Signature Bank

  Webster Financial Corp.

  Zions Bancorporation

The Comp/HC Committee routinely benchmarks and compares our compensation and performance against selected peer companies. It utilizes this information as a reference for setting pay and making pay decisions. The Comp/HC Committee, with its compensation consultant and management, conducts a review, at least annually, of the composition of the Company’s peer group to determine whether any changes are warranted. In its determination, the Comp/HC Committee considers a variety of factors and characteristics including, among other things, banking industry, business model, product offering, complexity of the business, geography, market capitalization, asset size, assets under management, number of employees, performance on financial and market-based measures, brand, and extent they compete with our business, as well as for talent. For example, in conducting its review, the Comp/HC Committee takes into account the increase in growth and complexity of our business, and the impact of such growth on demands on our existing talent, any further specialization needs for our workforce, as well as increased competition for our talent with other institutions of similar sophistication within the industry.

For 2021, the Comp/HC Committee selected 16 peer companies (listed to the left), based on its review of the evaluation criteria (described above). Compared with the peer group from 2020, we added Citizens Financial and CIT Group Inc. to our peer group, which we believed were relevant relative to our business and growth. The peer group benchmarking review for 2021 compensation was conducted in July 2020 and was based on our size and business scope at that time (which has since grown). Following such review, CIT Group Inc., which was originally added to the peer group, was acquired by First Citizens BancShares Inc. and was subsequently removed from the peer group in March 2021.

The Comp/HC Committee does not solely rely on comparative data from the peer group in making compensation decisions. Such comparative data provides helpful market information about our peer companies as a reference, but the Comp/HC Committee does not target any specific positioning or percentile, nor does it use a formulaic approach, in determining executive pay levels. The Comp/HC Committee may refer to other banks or financial companies outside of the peer group for additional benchmarking comparative information. It also utilizes other resources, including published compensation surveys (from Willis Towers Watson and McLagan), proxy statements and other available compensation data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Comp/HC Committee does not place any particular weighting on any one factor.

Performance-Based Compensation – Design and Assessment

Another primary area of focus of the Comp/HC Committee is the design of performance-based compensation, including selecting and setting appropriate performance metrics and measuring actual performance against those metrics. The committee monitors performance of current year performance-based awards, as well as designs and plans performance metrics for future years. In designing performance metrics, the committee reviews market and peer practices, as well as seeks the input of the full Board and the CEO to take into account key areas of strategic and business focus. As further discussed in this CD&A, specific performance metrics for recent annual and long-term incentive awards include ROE and TSR, and for long-term performance-based equity awards granted in 2019, strategic business objectives and EPS growth. In certain cases, such as ROE and TSR, our performance is measured relative to peer performance.

Determination of Compensation for Individual Executives

In making compensation decisions or recommendations for individual executives, the Comp/HC Committee takes into consideration the performance reviews conducted for each executive. The committee meets with the CEO to discuss his assessment of the performance of the other executives, based on their self-reviews and the CEO’s own evaluation of their performance. The independent members of the Board meet and discuss, without the CEO present, their collective performance assessment of the CEO, taking into consideration his self-review and each Board member’s individual evaluation. (See “Oversight of CEO and Executives – Annual CEO Performance Evaluations” under the “Corporate Governance and Board Matters” Section of this Proxy Statement.)

Executives are evaluated based on individual performance and overall contributions, in addition to Company performance against the broader corporate performance metrics discussed above. Specifically, individual evaluation criteria may include, among other things: skills and expertise, demonstrated leadership, development and execution of strategy, span of responsibility, achievement of corporate and individual goals, risk management, talent management, regulatory compliance, and alignment with the Company’s core values. The overall performance assessment by the Comp/HC Committee (or the Board) of each individual executive is also taken into consideration in setting the executive’s total target compensation for the following year.

Committee Decisions

The performance metrics utilized for executive compensation, where applicable, are largely used for target funding determination purposes. Funding determinations guide decisions for actual awards to executives by the Comp/HC Committee (or in the case of the CEO, the Board) at its discretion. We believe that discretion, when judiciously applied, is an important part of our compensation decision processes, as it allows the Comp/HC Committee (or in the case of the CEO, the Board) to better link executive pay to actual performance, or take into account extraordinary considerations. Discretion, both positive and negative, allows directors to make appropriate pay decisions based on their informed business judgment, particularly in circumstances where there may be other relevant performance factors or unforeseen circumstances that should be considered beyond the actual performance metrics. The Comp/HC Committee believes that a balanced utilization of performance metrics and committee discretion leads to appropriately calibrated compensation for executives or the broader employee base.

Enhanced Focus on Human Capital

For 2021, the Comp/HC Committee, along with the full Board, continued to focus on various human capital-related matters. In particular, the committee focused on the Company’s DEI initiatives, such as increasing diverse representation among the Company’s leadership, fair pay analyses, training and educational opportunities, employment awareness programs and resource groups, and promoting an inclusive culture. The Comp/HC Committee also focused on talent management, including leadership development, succession planning, competition for talent, workforce growth and culture. Additionally, the committee continued to focus on the future of work in an increasingly virtual environment, balancing employee flexibility, internal collaboration and engagement, as well as business needs.

Annual Say on Pay

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program.

In 2021, 89% of the votes cast approved, on an advisory basis, our 2020 executive compensation program (as described in our 2021 proxy statement). In light of the strong voting support and feedback we have solicited from our stockholders (as described below), the Comp/HC Committee maintained consistency in our executive compensation philosophy, policies and overall program, and did not make any material changes. We continue to carry out our executive compensation program based on our key philosophy and objectives as described above. The Comp/HC Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as our corporate strategy, the business environment and competition for talent, as well as stockholder feedback.

Stockholder Alignment and Engagement

Aligning our executives’ interests with our stockholders’ interests is important. We use performance metrics tied to stockholder return for our performance-based incentive awards ---- total stockholder return, return on equity and, for long-term equity awards granted in 2019, earnings per share growth. We measure performance against our own goals and/or relative to our peer performance.

In addition to our active stockholder engagement activities throughout the year (approximately 200 (primarily virtual) stockholder meetings conducted in 2021), we reach out to our larger stockholders to invite their feedback on proxy matters, including their views about our executive compensation program. Feedback from stockholders is important to consider, and we value opportunities to seek their input.

Elements of Executive Compensation

In deciding compensation for our executives, the Comp/HC Committee (and in the case of the CEO, the Board) reviews each executive’s total target compensation package holistically, balancing long-term and short-term pay, cash and equity compensation, and performance- and non-performance-based pay, and taking into account market competitiveness and internal parity. The primary elements of executive compensation are discussed below:

Cash Compensation

Base Salary

We pay base salaries in order to provide executives with a reasonable level of fixed compensation. Executive base salary levels are typically reviewed at least annually by the Comp/HC Committee and adjusted as appropriate, typically to reflect merit, promotions or changes in responsibilities, or market adjustments. Base salaries are determined on an individual basis. When determining any base salary increases, the Comp/HC Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention.

	Base Salary		Annual Cash Incentives (ICP) (% of Annual Base Salary)
NEO	2021 Annual Base Salary ($)	Increase Over 2020 (%)	2021 Annual ICP Target (%)	2020 Annual ICP Target (%)

Greg Becker	1,050,000	5.0	150	130
Dan Beck	700,000	16.7	100	100
Michael Descheneaux	775,000	3.3	110	110
Philip Cox	625,000	4.2	100	100
Michael Zuckert	625,000	4.2	90	85
John China	650,000	4.0	110	100
Marc Cadieux	650,000	4.0	80	80

In 2021, each NEO received adjustments to their base salaries based on individual performance, salary market positioning relative to peers, and internal parity, as applicable. More specifically, the 2021 base salary adjustments also reflected: (i) for Mr. Becker, continued outstanding leadership of the Company’s strong performance and growth; (ii) for Mr. Beck, continued excellence in financial management and strong leadership of key regulatory initiatives, including capital planning and liquidity management enhancements; (iii) for Mr. Descheneaux, continued outstanding leadership of the Commercial Bank, including business growth, product development initiatives and talent expansion; (iv) for Mr. Cox, excellent leadership of key technology transformation initiatives and strengthening of our operational and technological infrastructure; (v) for Mr. Zuckert, for outstanding leadership of legal matters and overall management of the Company’s legal department; (vi) for Mr. China, demonstrated strategic leadership of expanding and growing the SVB Capital platform and continued fundraising; and (vii) for Mr. Cadieux, strong leadership of credit risk management. The Committee also considered the overall exceptional growth of the Company, continued expansion of the business, and continuing pandemic-related business and operational challenges.

Annual Cash Incentives (ICP)

Our NEOs, as well as other executives and employees, participate in the Company’s ICP, our annual cash incentive plan that provides rewards based on individual and Company performance. Each executive participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. Executive incentive targets are set by the Comp/HC Committee based on the objective of balancing overall total target pay mix with an appropriate allocation of at-risk compensation, as well as comparative peer and market compensation data for their respective positions, and in the case of our non-CEO executives, the CEO’s recommendations.

For 2021, the Comp/HC Committee adjusted the incentive targets for each of Messrs. Becker, Zuckert, and China based on merit due to strong performance and execution, as well as market compensation data. More specifically, ICP target adjustments for 2021 reflected the individual performance of and considerations for each of the applicable NEOs as described above.

ICP - Funding

Each year, the Comp/HC Committee establishes metric(s) used to measure Company performance for ICP funding purposes, on an absolute basis, as well as relative to peers. For 2021, the Comp/HC Committee maintained consistency with its prior methodology for funding the ICP by utilizing ROE as the primary performance metric on an absolute and relative basis. The Comp/HC Committee believes that ROE continues to be an appropriate indicator of financial performance that drives stockholder value. The funding methodology for 2021 was as follows, which includes an adjustment to the relative ROE slope to accommodate the increase in number of peer companies in our 2021 Peer Group:

ROE Performance Against Annual Budget

(Two-Thirds (2/3) of Pool)

Two-thirds (2/3) of the total incentive pool is funded based on the Company’s ROE performance (adjusted for applicable exclusions*) relative to our Board-approved annual target (budget) ROE, as illustrated by the graph below. There is no funding if the Company achieves less than threshold (80%), and a funding maximum (200%) at 150% or higher achievement (and subject to straight line interpolation between threshold and maximum levels).

ROE Performance Against 2021 Peer Group

(One-Third (1/3) of Pool)

One-third (1/3) of the total incentive pool is funded based on the Company’s actual (unadjusted) ROE performance of 17.10% for 2021, measured against ROE performance of the 2021 Peer Group, as illustrated in the graph below. There is no funding if our performance falls in the bottom five positions, and a maximum funding (200%) if our performance falls in the first five positions (and subject to straight-line interpolation between such levels).

*

Exclusions/Adjustments. The Comp/HC Committee determines the extent to which the Company meets its budgeted ROE performance target. It may adjust for out of the ordinary or non-recurring items, or other items that are subject to factors beyond management’s control, such as investment securities gains and losses. Adjustments are determined by the Comp/HC Committee, in coordination with the Audit Committee, who assesses the adjustments based on impact to the Company’s financials. Similar to prior years, for 2021, excluded items included the impact from: (i) (x) certain gains or losses from the Company’s investment securities, largely because performance of such securities is subject to market performance beyond the Company’s control and (y) certain gains on warrants in excess of budgeted amounts; and (ii) certain tax-related adjustments. Additionally for 2021, the committee approved the exclusion of certain expenses related to the Boston Private merger, including (A) merger related expenses and (B) reduction of budgeted net income and increase of budgeted Shareholders Equity due to the consolidation of Boston Private. The impact of all 2021 exclusions resulted in a lower adjusted ROE that decreased the overall funding of the 2021 ICP pool.

The Comp/HC Committee determines the final ICP funding and adheres to the pre-determined formulaic funding for the applicable year, unless it determines in its discretion an adjustment is necessary. Such adjustments are made infrequently.

For 2021, the Company’s performance exceeded target, and the Comp/HC Committee approved the funding of the total ICP pool at 178% of total target, based on: (i) 167% funding for performance against our annual budget (2/3 of pool), and (ii) 200% funding for performance against 2021 Peer Group (1/3 of pool).

ICP - 2021 NEO Awards

NEO	2021 ICP Award ($)

The Comp/HC Committee (or in the case of the CEO, the independent members of the Board) determines actual annual cash incentive awards for the NEOs based upon: the individual’s target incentive level; the funding based on the Company’s performance as described above; and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive. For 2021, each NEO was awarded the ICP amounts set forth in the table to the left.

In determining 2021 awards, the independent members of the Board (with respect to Mr. Becker) and the Comp/HC Committee (with respect to the other NEOs) considered a variety of factors, including: (i) the overall strong performance of the Company and the respective areas of oversight of each NEO in 2021, and (ii) each NEO’s contributions to our business and financial results, execution of our 2021 corporate initiatives, corporate risk management, and broader leadership within the organization. Based on strong Company and individual performance, Mr. Becker received 190% of his target and the other NEOs received ICP awards between 182% to 200% of their applicable ICP targets.

Greg Becker	3,000,000
Dan Beck	1,400,000
Michael Descheneaux	1,600,000
Philip Cox	1,200,000
Michael Zuckert	1,075,000
John China	1,300,000
Marc Cadieux	1,000,000

Specifically for Mr. Becker, key factors considered included:

•	Exceptional 2021 financial performance and growth:
○	Higher EPS, total net income and ROE than 2020
○	Strong total asset, loan and client funds growth
○	Solid credit quality
○	Strong capital and liquidity

•	Outstanding leadership in expanding the Company’s strategic vision and global business, including in particular:
○	Expansion of the Private Banking and Wealth Management business through the acquisition and integration of Boston Private Financial Holdings,
○	Expansion of our investment banking business through the addition of technology investment banking and the acquisition of equity research firm, MoffettNathanson,
○	Continued growth of the EMEA business, and
○	Continued focus on strategic investments and partnerships to extend capabilities to serve our clients
•

Strong focus on corporate brand and market share, resulting in various awards and recognitions for 2021, including Best Regional Bank and Best Regional Bank CEO (Bank Director magazine), inclusion in Forbes top ten Best Banks in America, and one of America’s Most Responsible Companies (Newsweek)

•	Continued steadfast focus on client satisfaction and client experience
•	Strong focus on the Company’s safety and soundness and regulatory compliance, including meeting “large financial institution” expectations
•	Continued strengthening of the Company’s risk management framework, infrastructure foundation and system of internal controls
•	Strong growth in employee base, with enhancements to key senior leadership positions in various functions, including technology, finance and risk management
•	Continued focus on employee engagement, particularly in the virtual work environment
•	Continued advancement of DEI, both internally and externally
•	Continued focus on navigating continued pandemic challenges, supporting employees, clients and community

Key factors considered by the Comp/HC Committee for the other NEOs, included: (i) for Mr. Beck, excellent execution of overall financial management (including strong balance sheet and capital management) and key business and regulatory initiatives; (ii) for Mr. Descheneaux, continued excellent leadership of our core banking business, including global business growth, talent expansion, client focus, and product development; (iii) for Mr. Cox, excellent leadership in the Company’s response to the continuing operational challenges from the pandemic and leading key technology transformation initiatives, as well as the continued strengthening of our operational and technological foundation; (iv) for Mr. Zuckert, excellent leadership in advising the legal strategy on key matters, as well as managing the overall legal affairs of the Company; (v) for Mr. China, strong leadership in the expansion of the SVB Capital platform (particularly credit funds) and achievement in fundraising; and (vi) for Mr. Cadieux, strong credit risk management and second line of defense enhancements.

Long-Term Equity Incentives

The Company believes that equity-based awards, in combination with the Company’s equity ownership guidelines discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders. The Comp/HC Committee typically makes annual equity awards to each NEO, the size of which reflects the NEO’s role, performance, and total target compensation, as well as comparative market equity compensation data for the NEO’s external peers. The mix of equity awards is typically comprised of 25% each of stock options and RSUs and 50% of PRSUs.

Stock Options and Restricted Stock Units (RSUs)

Stock options and RSUs are subject to annual vesting over a 4-year period. The stock options have a maximum term of 7 years from the date of grant. No performance-based criteria are associated with stock options and RSUs, as the increase in their value is inherently tied to the future performance of our Common Stock.

Performance-based Restricted Stock Units (PRSUs)

PRSUs are earned based on the achievement of certain performance metrics, as determined by the Comp/HC Committee. After the end of the specified performance period, the Comp/HC Committee will determine the extent the NEOs earned the PRSUs, subject to a maximum total payout of 150% of target award. For 2021, the Comp/HC Committee granted PRSUs subject to vesting over a three-year period (from 2021-2023) based on two performance metrics for the PRSUs, as further described below: (i) TSR relative to peers, and (ii) ROE relative to peers. In each case, the slope was adjusted to reflect the increase in the number of our peers for the 2021 Peer Group. In addition, for relative ROE, a threshold level (0.5x) was established in 2021. To the extent earned, these awards are subject to additional time-based vesting through January 31, 2024.

TSR Performance Against 2021 Peer Group

(50% of Award)

50% of the PRSU award is eligible to vest based on the Company’s TSR[1] performance over a three-year period as ranked against the 2021 Peer Group. Consistent with prior years, the committee selected TSR because it correlates directly with the Company’s stock price performance, which is a direct measure of stockholder value. No payout is made if the Company ranks in any of the bottom five positions and a maximum payout (150%) is made if the Company ranks in the top five positions (and subject to straightline interpolation between rank of 12 (50%) and 5 (150%)), subject to a payout cap of 100% if we achieve a negative TSR.

ROE Performance Against 2021 Peer Group

(50% of Award)

50% of the PRSU award is eligible to vest based on the Company’s ROE performance, measured on an annual basis over a three-year period, as ranked against the 2021 Peer Group, with the final payout calculated by averaging the funding factor of each of the three years (“Relative ROE”). The Comp/HC Committee selected Relative ROE because it aligns with stockholder interests and emphasizes long-term focus. No payout is made if the Company ranks in any of the bottom five positions and a maximum (150%) payout is made if the Company ranks in the top five positions (and subject to straight-line interpolation between rank of 12 (50%) and 5 (150%)).

1

TSR is calculated on a cumulative basis with dividends reinvested. For purposes of this calculation, the stock price at the beginning of the performance period is the dividend-adjusted average closing stock price for the two months immediately preceding the performance period, and the stock price at the end of the performance period is the dividend-adjusted average closing stock price for the last two months of the performance period.

Long-Term PRSU Awards for Performance Periods Ended in 2021

In 2019, each of the NEOs were granted (i) annual PRSU awards and (ii) special one-time executive equity awards, which included PRSU awards (SEE Awards), in each case subject to performance over a 3-year performance period (2019-2021). The SEE Awards were designed for retention purposes, and also to incentivize top performance.

Annual PRSU Awards

The annual 2019-2021 annual PRSUs were subject to the following performance metrics: (i) 50% of the award was subject to the Company’s TSR performance relative to peers (similar to the 2021 PRSU award performance metric and based on our 2019 peer group of 17 companies), and (ii) 50% of the award was subject to certain strategic business objectives. The strategic business objectives were focused on improving the Company’s operating leverage through the transformation of key business processes and the implementation of scalable solutions, primarily in three key areas: (a) scalable growth — evaluating our underlying financial fundamentals relative to operating expense growth, which was weighted 50%; (b) client experience — evaluating continual improvement in overall client satisfaction around our products and services (including net promoter scores), which was weighted 25%; and (c) employee enablement — evaluating our efforts to enhance processes and tools to make it easier for employees to perform their job responsibilities, which was weighted 25%. These multi-year efforts included initiatives to streamline our global client onboarding processes, enhance our data infrastructure (including digitization and governance), implement employee enablement tools, and build out our Digital Bank.

Upon completion of the 3-year performance period, the Comp/HC Committee (and in the case of the CEO, the Board) determined that 120% of the target PRSU awards were earned, based on: (i) the Company’s TSR outperformance relative to peers (ranking first, earning 150%); and (ii) solid performance towards improving scalability, client satisfaction and employee enablement (earning 90% due to overall performance). The Comp/HC Committee reviewed performance outcomes and other relevant factors, while completing its assessment of funding and each metric, determining whether achievement was better than expected, accomplished, partially accomplished or not accomplished. The awards were also subject to a time-based vesting requirement and were fully vested as of January 31, 2022. Messrs. Becker, Beck, Descheneaux, Cox, Zuckert, China and Cadieux each earned 10,492, 2,962, 4,690, 2,468, 1,728, 2,468 and 2,468 shares, respectively, of our Common Stock upon vesting of the 2019 annual PRSU awards.

SEE Awards - PRSUs

The PRSUs granted under the SEE Awards were subject to the following performance metrics: (i) earnings per share (EPS) compound annual growth rate (CAGR) (weighted 50%), subject to a required minimum achievement of over 5% EPS CAGR and a 150% maximum (based on an EPS CAGR of 15% or higher) over the three-year performance period; and (ii) relative ROE (weighted 50%) (based on our 2019 peer group of 17 companies), with no payout made if the Company ranked in any of the bottom five positions and a maximum payout of 150% if the Company ranked in the top four positions.

Upon completion of the 3-year performance period, the Comp/HC Committee (and in the case of the CEO, the Board) determined 150% of the target SEE Awards were earned for each of the NEOs, based on (i) the Company’s achievement of an EPS CAGR of 24.7% as determined by the committee and (ii) the Company’s outperformance of ROE relative to its peers (ranking first). For the EPS CAGR growth performance metric, the Comp/HC Committee assessed the Company’s overall strong performance throughout the applicable period, and took into account certain items, particularly our outperformance with respect to warrant and investment gains, as well as the impact from the lower rate environment and the COVID-19 pandemic (which resulted in both a negative impact (from rates) and a positive impact (from increased loans and deposit volumes) on income). Ultimately, taking into consideration the value creation experienced over the performance period, the Comp/HC Committee factored in the following adjustments: (i) 50% warrant and securities gains, and (ii) 50% of the impact of the lower rate environment derived by applying pre-COVID interest rates and excluding the increased growth rate of loans and deposit volumes on net income. Additionally, share repurchases were excluded. Such adjustments were similar to those made with respect to other performance-based programs sponsored by the Company. Similar to the 2019 annual PRSU awards, the PRSUs granted under the SEE Awards were also subject to a time-based vesting requirement and were fully vested as of January 31, 2022. Messrs. Becker, Beck, Descheneaux, Cox, Zuckert, China and Cadieux each earned 12,345, 3,085, 6,172, 6,172, 3,085, 6,172 and 6,172 shares, respectively, of our Common Stock upon vesting of the PRSUs granted under the SEE Awards.

Executive Benefits and Other Executive Compensation-Related Matters

Executive Benefits

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) (“401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”), our combined qualified retirement and profit-sharing plan that is generally available to the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. We do not provide any pension, excess retirement or supplemental executive retirement (“SERP”) benefits to our NEOs.

Under our 401(k) Plan, our U.S. employees, including our NEOs, may make voluntary pre-tax and/or Roth post-tax deferrals up to the maximum provided for by IRS regulations and our Plan. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of eligible compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The combined plan also includes a profit-sharing component. Under the ESOP, we may make discretionary annual contributions for U.S. employees, as determined by the Comp/HC Committee. ESOP and profit-sharing contributions may be in the form of cash, Common Stock or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

Similar to prior years, for 2021, the Comp/HC Committee established performance criteria based on the Company’s adjusted ROE against budget (same as the calculation of 2/3 of the total ICP pool) to fund the ESOP and profit sharing contribution, and set the target funding level to 1.25% of a participant’s eligible compensation based on target ROE performance. The Comp/HC Committee has committed to a funding maximum of 5%, although a higher maximum is allowed under the 401(k) Plan. Based on the Company’s 2021 ROE performance, the Comp/HC Committee approved a contribution of 2.09% of eligible compensation in cash (50%) and Common Stock (50%) for all eligible participants.

Deferred Compensation Plan

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to defer a portion of their compensation, beyond what is allowed to be deferred in the Company’s qualified retirement plan (“DCP”). Specifically, under our DCP, each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant that reflects compensation deferrals made by the executive along with any associated hypothetical earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (i) the hypothetical investment earnings and/or losses described above; (ii) participant deferrals; and (iii) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A. Mr. Becker is the only NEO who participates in the plan.

Health and Welfare Benefits/Time Away From Work

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides medical, dental, life, accident and disability coverage to all of our eligible employees on U.S. payroll as well as coverage under our wellness programs. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. Additionally, under our “time away from work” policy, U.S. exempt employees, including our NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt U.S. employees and other non-U.S. employees continue to accrue vacation benefits formulaically.

During 2021, executives continued to be eligible to participate in the same COVID-19-related benefits and support that were broadly available to employees, such as additional wellness webinars and resources, except that executives did not receive any stipend for utilities which the broader employee base received on a quarterly basis.

NEO Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs. Other than our executive Change in Control Plan, we do not have any special executive programs that offer benefits exclusively to our executives. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees. Executives may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan described above. From time to time and on a limited basis, we may provide individual benefits deemed to be perquisites, which we generally believe serve, or are related to, a reasonable business- related or employment purpose. We provided certain benefits to Mr. Cox that are deemed to be perquisites, such as imputed income for spousal attendance at a business event. See “Compensation for Named Executive Officers—Summary Compensation Table.”

Executive Relocation

In connection with his promotion to Chief Operations Officer and the relocation of him and his family from London, England to California in 2019 and then to Arizona in 2020, Philip Cox (our former Head of EMEA and President of the UK Branch) received certain benefits, including immigration fees and related costs as well as tax preparation services costs. Some of these expenses were incurred in 2021 as well. Many of these benefits were similar to the relocation benefits the Company typically provides to other similarly-situated employees relocating internationally or are customary based on U.K. practices. Moreover, Mr. Cox’s relocation benefits are subject to repayment under certain employment termination events.

Employment Agreements

Except for our at-will offer letters, we do not have any individual employment agreements for our NEOs.

Compensation Recovery Policy

Our executives and other certain senior level employees are subject to our Recoupment Policy (or clawback policy). Under the policy, subject to the determination of the Board or (in the case of any non-CEO executive, the Comp/HC Committee), the Company may recover or adjust any cash or equity-based compensation paid or payable to any such officer, including our NEOs, in the event of: (i) a material financial restatement; (ii) a material miscalculation of a financial metric used to determine the payment of a bonus or incentive award to such officer, to the extent permitted by applicable law; or (iii) certain misconduct events.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), compensation paid to our covered executive officers (including our CEO) will not be deductible to the extent it exceeds $1,000,000. In 2021, the Comp/HC Committee considered the potential future effects of Section 162(m) when determining NEO compensation and the Comp/HC Committee is expected to consider the potential future effects of Section 162(m) when determining future NEO compensation.

Other Equity Practices

Grant Practices for Executives

The Comp/HC Committee approved all equity grants in 2021 made to executives of the Company, except that the independent members of the Board approved equity grants made to the CEO based on the Comp/HC Committee’s recommendation. Similar to prior years, 2021 annual equity compensation grants to executives were made effective during the second quarter of the year. Actual equity grants are determined based on the equity compensation dollar value awarded to executives, divided by either (i) the 30-day average (from date of grant) stock price (in the case of PRSUs and RSUs); or (ii) the 30-day average (from date of grant) stock price, multiplied by the ratio of the weighted average grant date fair value of stock options to the weighted average grant date fair value of RSUs, as reported in our most recent Annual Report on Form 10-K (in the case of stock options). The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and time-based grants typically have an annual vesting period of 4 years, subject to continued employment or service. All 2021 annual grants to our NEOs were made in accordance with this practice.

For newly-hired executives, the Comp/HC Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is comprised of our CEO and the Chair of our Board, and may not make equity grants to executives or certain other designated positions. The Equity Awards Committee may make grants only within established individual employee and aggregate share limits as determined by the Board. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Comp/HC Committee or other authorized committee.

The Comp/HC Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approve.

Policy Prohibitions Against Hedging and Pledging

Under our Insider Trading Policy, our employees, including our NEOs, and directors are not permitted to hedge, sell puts or short, or otherwise engage in any transaction designed to establish downside price protection in any of the Company’s publicly-traded securities at any time. Additionally, our policy restricts directors, and executive officers from holding in a margin account, or pledging or using as collateral to secure personal loans or other obligations, the Company’s publicly-traded securities at any time.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for certain employees, including the Company’s executive officers and the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of management with stockholders. The Comp/HC Committee is responsible for setting and periodically reviewing the guidelines. Guidelines for each position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. The current equity ownership guidelines applicable to executive officers are based on the value of the Company’s common stock as a percentage of annual base salary, as set forth in the table on the right.

No changes to the equity ownership guidelines for executive officers were made in 2021.

Chief Executive Officer	600%
President of Silicon Valley Bank	400%
Chief Financial Officer Chief Operations Officer Chief Risk Officer	300%
Chief Human Resources Officer Chief Marketing and Strategy Officer General Counsel	200%

All executive officers have 5 years from the date on which they become an executive officer to attain the minimum level of ownership. The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned:

•	shares actually held,
•	shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and
•	earned but unvested awards of restricted stock and restricted stock units.

Neither vested nor unvested stock options nor unvested restricted stock units subject to performance based conditions count towards the ownership guidelines; provided that earned restricted stock units (based on performance achievement) and subject only to continued time-based vesting conditions may be counted. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2021, all of our NEOs were in compliance with the applicable ownership guidelines or otherwise expected to achieve the requisite ownership levels within the designated 5-year time-frame.

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2021, 2020 and 2019, respectively:

Name and Principal Position	Year	Salary ($) (1)(2)	Stock Awards ($) (3)(4)	Stock Option Awards ($) (3) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)

Greg Becker President & Chief Executive Officer	2021	1,040,385	4,238,529	1,622,657	3,000,000	20,561	9,922,132
	2020	1,007,692	3,573,032	1,245,305	1,690,000	19,172	7,535,201

	2019	995,385	6,349,966	1,991,088	1,320,000	21,106	10,677,545

Dan Beck Chief Financial Officer	2021	680,769	1,199,285	459,072	1,400,000	20,561	3,759,687
	2020	604,616	992,397	345,882	830,000	4,176	2,777,071

	2019	593,846	1,692,513	530,965	575,000	14,157	3,406,481

Michael Descheneaux President of Silicon Valley Bank	2021	770,193	1,759,027	673,564	1,600,000	20,876	4,823,661
	2020	755,769	1,588,055	553,476	1,100,000	18,828	4,016,128

	2019	748,654	3,002,198	941,137	900,000	21,959	5,613,948

Philip Cox Chief Operations Officer	2021	620,193	1,119,484	428,553	1,200,000	48,026	3,416,256
	2020	604,616	992,397	345,882	800,000	296,423	3,039,318

	2019	610,170	2,312,060	723,763	575,000	439,562	4,660,555

Michael Zuckert (7) General Counsel	2021	620,193	878,951	336,782	1,075,000	20,561	2,931,487

John China (8) President of SVB Capital	2021	645,192	1,119,484	417,480	1,300,000	20,943	3,503,099
	2020	625,673	992,397	345,882	830,000	24,312	2,818,264

	2019	595,539	2,312,060	723,763	650,000	19,340	4,300,702

Marc Cadieux (7) (8) Chief Credit Officer	2021	645,192	998,655	372,675	1,000,000	20,561	3,037,083

(1)

The “Salary” column represents base salary paid to each NEO during 2021, and includes amounts deferred under the Company’s 401(k) Plan and Deferred Compensation Plan, as applicable. For 2021, the percentage of base salary with respect to total compensation for Messrs. Becker, Beck, Descheneaux, Cox, Zuckert, China and Cadieux was 10%, 18%, 16%, 18%, 21%, 18% and 21%, respectively.

(2)

For Mr. Cox, the 2019 amount includes the value of accrued but unused U.K. Holiday Pay, which was paid to him upon his relocation to the U.S. For reporting purposes in this Proxy Statement and where applicable, any compensation for Mr. Cox paid or otherwise denominated in British pounds was converted to U.S. dollars based on the exchange rate on the date paid or incurred.

(3)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year. The amounts disclosed under the “Stock Awards” column also include the fair value of grants of certain performance-based restricted stock unit awards reported based on achievement at target level. The aggregate maximum grant date fair value of 2021 awards, assuming the highest level of achievement of the performance conditions (150% of the target level at grant date fair value) was $4,228,573, $1,196,470, $1,754,897, $1,116,855, $876,888, $1,116,855, and $996,311, for Messrs. Becker, Beck, Descheneaux, Cox, Zuckert, China and Cadieux, respectively. For details of 2021 grants, see “Grants of Plan-Based Awards”.

(4)	2019 Stock Awards and Stock Option Awards include special one-time executive equity awards, subject to performance and/or time-based cliff vesting.
(5)

Non-Equity Incentive Plan Compensation is comprised of ICP payments for each NEO. For 2021, the percentage of ICP payout with respect to total compensation for Messrs. Becker, Beck, Descheneaux, Cox, Zuckert, China and Cadieux was 30%, 37%, 33%, 35%, 37%, 37% and 33%, respectively.

(6)

The following table provides the amounts of other compensation, including perquisites, paid to, or on behalf of, our NEOs during 2021 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

	Greg Becker	Dan Beck	Michael Descheneaux	Philip Cox	Michael Zuckert	John China	Marc Cadieux

401(k) Match (a)	$14,500	$14,500	$14,500	$14,500	$14,500	$14,500	$14,500

ESOP and Profit Sharing (a)	6,061	6,061	6,061	6,061	6,061	6,061	6,061

Taxes Either Reimbursed or Paid on Behalf of NEO (b)	–	–	315	3,047	–	382	–

International Relocation Benefits (c)	–	–	–	23,716	–	–	–

Other Employment-Related Benefits (d)	–	–	–	702	–	–	–

Total	$20,561	$20,561	$20,876	$48,026	$20,561	$20,943	$20,561

(a)	401(k) matching and ESOP and profit-sharing benefits are provided under broad-based employee benefit plans that are generally available to U.S. employees on a non-discriminatory basis.
(b)

Amounts represent imputed income tax gross-ups related to non-cash awards and/or spousal attendance at business events, and, for Mr. Cox, imputed income for tax preparation services provided related to his relocation.

(c)	Amount represents relocation benefits associated with Mr. Cox’s relocation from the U.K. to the U.S., which consisted of costs related to professional fees paid by the Company.
(d)	For Mr. Cox, amount represents imputed income for spousal attendance at a business event.

(7)	Messrs. Zuckert and Cadieux were not NEOs in 2019 or 2020. As such, information provided in this Summary Compensation Table relates to 2021 only.
(8)	Messrs. China and Cadieux were formerly designated as executive officers. As they were executive officers for part of the 2021 year, they are included in this 2022 proxy statement.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including equity awards and non-equity incentive awards, made to our NEOs during the year ended December 31, 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name	Grant Date	Compensation Committee or Board Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Greg Becker	January 21, 2021	January 21, 2021	–	1,575,000	–	–	–	–	–	–	–	–

	May 3, 2021	April 22, 2021	–	–	–	2,514	5,028	7,542	–	–	–	2,819,049

	May 3, 2021	April 22, 2021	–	–	–	–	–	–	2,514	–	–	1,419,480

	May 3, 2021	April 22, 2021	–	–	–	–	–	–	–	7,550	564.63	1,622,657

Dan Beck	January 20, 2021	January 20, 2021	–	700,000	–	–	–	–	–	–	–	–

	May 3, 2021	April 21, 2021	–	–	–	711	1,423	2,134	–	–	–	797,833

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	711	–	–	401,452

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	–	2,136	564.63	459,072

Michael Descheneaux	January 20, 2021	January 20, 2021	–	852,500	–	–	–	–	–	–	–	–

	May 3, 2021	April 21, 2021	–	–	–	1,043	2,087	3,130	–	–	–	1,170,118

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	1,043	–	–	588,909

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	–	3,134	564.63	673,564

Philip Cox	January 20, 2021	January 20, 2021	–	625,000	–	–	–	–	–	–	–	–

	May 3, 2021	April 21, 2021	–	–	–	664	1,328	1,992	–	–	–	744,570

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	664	–	–	374,914

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	–	1,994	564.63	428,553

Michael Zuckert	January 20, 2021	January 20, 2021	–	562,500	–	–	–	–	–	–	–	–

	May 3, 2021	April 21, 2021	–	–	–	521	1,043	1,564	–	–	–	584,779

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	521	–	–	294,172

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	–	1,567	564.63	336,782

John China	January 20, 2021	January 20, 2021	–	715,000	–	–	–	–	–	–	–	–

	May 3, 2021	April 21, 2021	–	–	–	664	1,328	1,992	–	–	–	744,570

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	664	–	–	374,914

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	–	1,994	564.63	417,480

Marc Cadieux	January 20, 2021	January 20, 2021	–	520,000	–	–	–	–	–	–	–	–

	May 3, 2021	April 21, 2021	–	–	–	592	1,185	1,777	–	–	–	664,394

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	592	–	–	334,261

	May 3, 2021	April 21, 2021	–	–	–	–	–	–	–	1,780	564.63	372,675

(1)	The ICP amounts represent target levels. There are no individual thresholds or maximum amounts.
(2)

For the performance-based restricted stock unit grants to the NEOs made in 2021, the performance achievement will be determined as of December 31, 2023 for the 2021-2023 performance period based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentives”.

(3)	The stock awards reported reflect restricted stock unit awards granted to each NEO.
(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Amounts shown represent the grant date fair values of stock options and stock awards granted in the fiscal year indicated, which were computed in accordance with ASC Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2021. The exercise price for each of the stock option grants reported below is equal to the closing market price on the applicable grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the table below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 31, 2021, which was $678.24 per share.

	OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Greg Becker	12,451	–			105.18	May 2, 2023	985	(1)	668,066	–		–

	15,920	–			178.39	May 2, 2024	2,186	(2)	1,482,633	–		–

	9,267	3,089	(1)	–	305.46	May 1, 2025	4,115	(1)	2,790,958	–		–

	6,085	6,084	(2)	–	250.43	May 1, 2026	4,876	(3)	3,307,098	–		–

	–	11,453	(1)	–	250.43	May 1, 2026	2,514	(4)	1,705,095	–		–

	4,744	14,230	(3)	–	184.86	May 1, 2027	10,492	(5)	7,116,094	–		–

	–	7,550	(4)	–	564.63	May 3, 2028	12,345	(6)	8,372,873	–		–

										19,507	(7)	13,230,428

										7,542	(8)	5,115,286

Dan Beck	–	578	(1)	–	305.46	May 1, 2025	184	(1)	124,796	–		–

	–	1,718	(2)		250.43	May 1, 2026	616	(2)	417,796	–		–

	–	2,863	(1)	–	250.43	May 1, 2026	1,028	(1)	697,231	–		–

	–	3,952	(3)	–	184.86	May 1, 2027	1,354	(3)	918,337	–		–

	–	2,136	(4)	–	564.63	May 3, 2028	711	(4)	482,229	–		–

							2,962	(5)	2,008,947	–		–

							3,085	(6)	2,092,370	–		–

										5,418	(7)	3,674,704

										2,134	(8)	1,447,364

Michael Descheneaux	2,633	–		–	178.39	May 2, 2024	430	(1)	291,643	–		–

	4,050	1,349	(1)	–	305.46	May 1, 2025	976	(2)	661,962	–		–

	2,720	2,720	(2)	–	250.43	May 1, 2026	2,057	(1)	1,395,140	–		–

	–	5,726	(1)	–	250.43	May 1, 2026	2,167	(3)	1,469,746	–		–

	2,109	6,324	(3)	–	184.86	May 1, 2027	1,043	(4)	707,404	–		–

	–	3,134	(4)	–	564.63	May 3, 2028	4,690	(5)	3,180,946	–		–

							6,172	(6)	4,186,097	–		–

										8,670	(7)	5,880,341

										3,130	(8)	2,122,891

Philip Cox	109	–		–	178.39	May 2, 2024	178	(1)	120,727	–		–

	669	–		–	178.39	May 2, 2024	514	(2)	348,615	–		–

	1,677	559	(1)	–	305.46	May 1, 2025	2,057	(1)	1,395,140	–		–

	1,432	1,431	(2)	–	250.43	May 1, 2026	1,354	(3)	918,337	–		–

	–	5,726	(1)	–	250.43	May 1, 2026	664	(4)	450,351	–		–

	1,318	3,952	(3)	–	184.86	May 1, 2027	2,468	(5)	1,673,896	–		–

	–	1,994	(4)		564.63	May 3, 2028	6,172	(6)	4,186,097	–		–

										5,418	(7)	3,674,704

										1,992	(8)	1,351,054

	OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Michael Zuckert	580	–			178.39	May 2, 2024	147	(1)	99,701	–		–

	1,389	462	(1)		305.46	May 1, 2025	360	(2)	244,166	–		–

	1,002	1,002	(2)		250.43	May 1, 2026	1,028	(1)	697,231	–		–

	–	2,863	(1)		250.43	May 1, 2026	975	(3)	661,284	–		–

	949	2,845	(3)		184.86	May 1, 2027	521	(4)	353,363	–		–

	–	1,567	(4)		564.63	May 3, 2028	1,728	(5)	1,171,999	–		–

							3,085	(6)	2,092,370	–		–

										3,901	(7)	2,645,814

										1,564	(8)	1,060,767

John China	–	771	(1)	–	305.46	May 1, 2025	246	(1)	166,847	–		–

	1,432	1,431	(2)	–	250.43	May 1, 2026	514	(2)	348,615	–		–

	–	5,726	(1)	–	250.43	May 1, 2026	2,057	(1)	1,395,140	–		–

	1,318	3,952	(3)	–	184.86	May 1, 2027	1,354	(3)	918,337	–		–

	–	1,994	(4)	–	564.63	May 3, 2028	664	(4)	450,351	–		–

							2,468	(5)	1,673,896	–		–

							6,172	(6)	4,186,097	–		–

										5,418	(7)	3,674,704

										1,992	(8)	1,351,054

Marc Cadieux	2,716	–			129.81	May 1, 2022	196	(1)	132,935	–		–

	4,829	–			105.18	May 2, 2023	514	(2)	348,615	–		–

	3,095	–			178.39	May 2, 2024	2,057	(1)	1,395,140	–		–

	1,851	617	(1)		305.46	May 1, 2025	1,083	(3)	734,534	–		–

	1,432	1,431	(2)		250.43	May 1, 2026	592	(4)	401,518	–		–

	–	5,726	(1)		250.43	May 1, 2026	2,468	(5)	1,673,896	–		–

	1,054	3,162	(3)		184.86	May 1, 2027	6,172	(6)	4,186,097	–		–

	–	1,780	(4)		564.63	May 3, 2028				4,335	(7)	2,940,170

										1,777	(8)	1,205,232

(1)	Options and restricted stock units scheduled to vest on May 1, 2022.
(2)	Options and restricted stock units scheduled to vest with respect to one-half of the underlying shares on each of May 1, 2022 and 2023, respectively.
(3)	Options and restricted stock units scheduled to vest with respect to one-third of the underlying shares on each of May 1, 2022, 2023 and 2024, respectively.
(4)	Options and restricted stock units scheduled to vest with respect to one-fourth of the underlying shares on each of May 3, 2022, 2023, 2024 and 2025, respectively.
(5)	Performance-based restricted stock units vested on January 31, 2022, reflecting true earned shares of 120% of target.
(6)	Performance-based restricted stock units vested on January 31, 2022, reflecting true earned shares of 150% of target.
(7)	Performance-based restricted stock units scheduled to vest on January 31, 2023, assuming maximum award at 150% of target.
(8)	Performance-based restricted stock units scheduled to vest on January 31, 2024, assuming maximum award at 150% of target.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted stock units) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2021, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Greg Becker	40,737	19,061,185	14,005	6,757,748

Dan Beck	5,505	1,830,177	5,321	2,631,184

Michael Descheneaux	7,158	2,878,310	6,117	2,951,516

Philip Cox	2,913	909,808	2,852	1,421,916

Michael Zuckert	7,316	2,497,416	2,190	1,064,277

John China	6,813	3,161,311	3,646	1,793,343

Marc Cadieux	4,479	1,599,540	2,973	1,468,616

Pension Benefits

We do not maintain any defined benefit pension plans in which any of our executive officers participate.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. There were no above-market or preferential earnings on any compensation that was deferred. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last December 31, 2021 ($)

Greg Becker (1)	–	–	173,411	(67,165)	1,235,394

Dan Beck	–	–	–	–	–

MichaeI Descheneaux	–	–	–	–	–

Philip Cox	–	–	–	–	–

Michael Zuckert	–	–	–	–	–

John China	–	–	–	–	–

Marc Cadieux	–	–	–	–	–

(1)

Certain amounts in the above table attributable to Mr. Becker’s 2019 Deferred Compensation Plan contributions are also reflected in the Summary Compensation Table above. Mr. Becker elected to participate in the Deferred Compensation Plan in 2005.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Severance Plan

Our Change in Control Severance Plan (the “Change in Control Plan”), as adopted in 2006 and amended from time to time, provides a specified severance benefit to our executives, including each of our NEOs, in the event their employment is involuntarily terminated, or they resign from such employment for “good reason” following a change in control of the Company. Under the plan, “cause” is generally defined as a dismissal or discharge for one of the following reasons: (a) the commission of an act of deliberately criminal or fraudulent misconduct, including the willful violation of any material law, or cease and desist order, a deliberate act that constitutes a conflict of interest, or a breach of fiduciary duty; (b) habitual absence from work, intentional failure to perform stated duties, gross negligence; (c) chronic alcohol or drug abuse that results in material impairment to perform duties after reasonable accommodation; (d) the rendering of a verdict of guilty for any felony (other than a law relating to traffic violation or similar offense), whether or not in the line of duty; or (e) removal from office pursuant to an effective order under Section 8(e) of the Federal Deposit Insurance Act 12 U.S.C. Section 1818(e); provided that termination due to death or permanent disability will also be deemed for “cause.” Generally under the plan, “good reason” is defined as the occurrence of any of the following events without the covered employee’s express written consent: (i) a material, involuntary reduction in responsibilities, authorities or functions as in effect immediately prior to the change in control, except in connection with a termination of employment for death, disability, retirement, fraud, misappropriation, embezzlement and other exclusions; (ii) a material reduction in base salary; (iii) a reduction in total compensation to less than 85% of the amount provided for the last full calendar year preceding the change in control; or (iv) a relocation of more than 50 miles. We adopted this plan in order to ensure that our executives remain incentivized to consider and, if it is determined by the Board or stockholders (as appropriate) to be in our best interests, to act diligently to promote a change in the control of the Company. The plan does not provide for any 280G excise tax gross-up provisions; however, in the event the severance benefit received by an executive would be subject to an excise tax under Section 4999 of the Code, the executive will receive either the full amount of the severance benefit or a reduced amount such that no portion of the severance benefit is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the CEO, 200% of base salary and target ICP incentive for certain executive officers, including the Chief Financial Officer and the Bank’s President, and 100% of base salary and target ICP incentive for other executives. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, and certain outplacement services.

The circumstances that constitute a “change in control” are set forth in the Change in Control Plan. Generally, a change in control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own 50% or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within 12 months of the occurrence of such event, a change in the composition of the Board occurs as a result of which 60% or fewer of the directors are incumbent directors.

Our Change in Control Plan includes a number of restrictive covenants, and the executives’ rights to receive benefits under the plan are subject to compliance with such covenants. Generally, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with us or our affiliates, or any of our customers or our affiliates for a period of (i) 18 months, in the case of the CEO (ii) 12 months, in the case of the Chief Financial Officer and the Bank’s President and (iii) six months, in the case of most other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit, otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this plan are reduced by any severance benefits we may pay to that executive under any other policy, plan, program or arrangement, including our Severance Benefit Policy.

Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring or such other circumstances, as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify our workforce and structure, while providing a reasonable level of certainty and job security to our employees. The policy covers regular full-time and part-time U.S. employees, including the NEOs.

The Severance Benefit Policy provides for a cash severance payment based on job-level. For NEOs, this benefit is equal to six weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of six months’ pay and a maximum benefit of one year’s pay. In addition, under the policy, we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pay designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company only in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plan. In addition, the equity awards granted under the plan described herein are generally subject to vesting upon the termination of a participant’s employment due to death or disability, with any outstanding restricted stock unit awards subject to performance conditions based on the actual level of achievement of the applicable performance conditions vesting as of the end of the applicable performance period for any company performance metrics and as of the date of termination for any individual performance metrics, pro-rated based on the number of calendar days that have elapsed between the commencement date of the applicable performance period and the termination date. Beginning May 2021, annual awards (including options and restricted stock units (subject to both time-based and performance-based vesting conditions)) granted under the plan to our NEOs, executives and certain other senior leaders are eligible for continued vesting upon retirement and any outstanding restricted stock unit awards subject to performance conditions will vest based on the actual level of achievement of the applicable performance conditions as of the date of termination (for individual performance conditions) or as of the end of the applicable performance period (for Company performance conditions); provided that, the grantee is at least 55 years of age, has provided at least ten years of continuous service and is a good leaver upon retirement and is in good standing (in each case, as defined in the applicable award agreement) through the applicable vesting date. With respect to 2021 annual awards, Messrs. Cox, China and Cadieux met the age and service requirements for continued vesting upon a qualifying retirement. In all cases, with respect to performance-based awards, the level of achievement will be determined by the Company in its sole discretion.

Payments upon Termination of Employment

The following tables summarize the payments that would be payable to our NEOs, as of December 31, 2021, in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination for good reason or after a change in control, death and disability. For each of the tables below, where applicable, the market value of unvested equity that would vest is calculated assuming a market value of $678.24 per share (the closing stock price as of December 31, 2021).

	GREG BECKER, PRESIDENT & CHIEF EXECUTIVE OFFICER

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change in Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	1,050,000	7,875,000		–		–

Market value of unvested stock options which would vest	–	–	16,532,574		16,532,574		16,532,574

Market value of unvested restricted stock which would vest	–	–	33,696,998	(3)	28,485,402	(4)	28,485,402	(4)

Company-paid health benefits	–	15,518	21,046		–		–

Accelerated retirement plan vesting	–	–	–		–		–

Company-paid outplacement benefits	–	25,000	25,000		–		–

TOTAL (5)	–	1,090,518	58,150,619		45,017,976		45,017,976

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change in Control” are calculated based on the terms of our Change in Control Severance Plan for executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change in control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $9,953,850 and (ii) the market value of performance-based restricted stock unit awards of $23,743,148 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan”.

(4)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $9,953,850 and (ii) the market value of performance-based restricted stock unit awards of $18,531,552 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). Amounts for performance-based restricted stock unit awards are pro-rated for the period elapsed (measured in days) through December 31, 2021. See “Other Post-Employment Payments – 2006 Equity Incentive Plan”.

(5)

Excludes the Deferred Compensation Plan balance for Mr. Becker in the amount of $1,235,394 as of December 31, 2021. Mr. Becker is entitled to receive his account balance under each of the termination scenarios, to be paid in accordance with the Deferred Compensation Plan and Mr. Becker’s payment elections.

	DAN BECK, CHIEF FINANCIAL OFFICER

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change in Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	350,000	2,800,000		–		–

Market value of unvested stock options which would vest	–	–	4,367,773		4,367,773		4,367,773

Market value of unvested restricted stock which would vest	–	–	9,125,041	(3)	7,665,468	(4)	7,665,468	(4)

Company-paid health benefits	–	23,955	31,150		–		–

Accelerated retirement plan vesting	–	–	6,242	(5)	6,242	(5)	6,242	(5)

Company-paid outplacement benefits	–	7,500	7,500		–		–

TOTAL	–	381,455	16,337,706		12,039,484		12,039,484

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change in Control” are calculated based on the terms of our Change in Control Severance Plan for executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change in control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $2,640,388 and (ii) the market value of performance-based restricted stock unit awards of $6,484,653 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(4)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $2,640,388 and (ii) the market value of performance-based restricted stock unit awards of $5,025,080 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). Amounts for performance-based restricted stock unit awards are pro-rated for the period elapsed (measured in days) through December 31, 2021. See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

Mr. Beck was 80% vested in his ESOP retirement account as of December 31, 2021. Amounts reported reflect the unvested portion, which would vest in the event of an involuntary termination or resignation for “good reason” following a change in control, death or disability.

Compensation and Benefits	MICHAEL DESCHENEAUX, PRESIDENT OF SILICON VALLEY BANK
	Voluntary Resignation (including Retirement) ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change in Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	775,000	3,255,000		–		–

Market value of unvested stock options which would vest	–	–	7,592,352		7,592,352		7,592,352

Market value of unvested restricted stock which would vest	–	–	15,303,808	(3)	13,054,086	(4)	13,054,086	(4)

Company-paid health benefits	–	23,955	31,150		–		–

Accelerated retirement plan vesting	–	–	–		–		–

Company-paid outplacement benefits	–	7,500	7,500		–		–

TOTAL	–	806,455	26,189,810		20,646,438		20,646,438

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change in Control” are calculated based on the terms of our Change in Control Severance Plan for executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change in control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $4,525,896 and (ii) the market value of performance-based restricted stock unit awards of $10,777,912 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(4)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $4,525,896 and (ii) the market value of performance-based restricted stock unit awards of $8,528,190 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). Amounts for performance-based restricted stock unit awards are pro-rated for the period elapsed (measured in days) through December 31, 2021. See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

	PHILIP COX, CHIEF OPERATIONS OFFICER

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)		Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change in Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–		625,000	1,250,000		–		–

Market value of unvested stock options which would vest	226,538	(3)	–	5,446,596		5,446,596		5,446,596

Market value of unvested restricted stock which would vest	1,351,054	(3)	–	10,751,461	(4)	9,334,618	(5)	9,334,618	(5)

Company-paid health benefits	–		24,434	33,342		–		–

Accelerated retirement plan vesting	–		–	–		–		–

Company-paid outplacement benefits	–		7,500	7,500		–		–

TOTAL	1,577,592		656,934	17,488,899		14,781,214		14,781,214

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change in Control” are calculated based on the terms of our Change in Control Severance Plan for executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change in control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)

Includes market value of unvested restricted stock units (time-based and performance-based) and stock options that were granted in 2021 and would be eligible for continued vesting upon retirement, provided the terms and conditions of the applicable award agreement (as described above) are satisfied as of the retirement date and the applicable settlement date. Performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for the purposes of this calculation.

(4)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $3,214,858 and (ii) the market value of performance-based restricted stock unit awards of $7,536,603 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $3,214,858 and (ii) the market value of performance-based restricted stock unit awards of $6,119,760 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). Amounts for performance-based restricted stock unit awards are pro-rated for the period elapsed (measured in days) through December 31, 2021. See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

	MICHAEL ZUCKERT, GENERAL COUNSEL

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination (Not for Cause) ($)(1)	involuntary or for Good Reason After Change in Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	625,000	1,187,500		–		–

Market value of unvested stock options which would vest	–	–	3,407,403		3,407,403		3,407,403

Market value of unvested restricted stock which would vest	–	–	6,899,057	(3)	5,838,968	(4)	5,838,968	(4)

Company-paid health benefits	–	17,984	24,441		–		–

Accelerated retirement plan vesting	–	–	–		–		–

Company-paid outplacement benefits	–	7,500	7,500		–		–

TOTAL	–	650,484	11,525,900		9,246,371		9,246,371

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change in Control” are calculated based on the terms of our Change in Control Severance Plan for executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change in control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $2,055,745 and (ii) the market value of performance-based restricted stock unit awards of $4,843,312 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(4)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $2,055,745 and (ii) the market value of performance-based restricted stock unit awards of $3,783,223 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). Amounts for performance-based restricted stock unit awards are pro-rated for the period elapsed (measured in days) through December 31, 2021. See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

	JOHN CHINA, PRESIDENT OF SVB CAPITAL

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)		Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change in Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–		650,000	1,365,000		–		–

Market value of unvested stock options which would vest	226,538	(3)	–	5,525,626		5,525,626		5,525,626

Market value of unvested restricted stock which would vest	1,351,054	(3)	–	10,795,546	(4)	9,378,703	(5)	9,378,703	(5)

Company-paid health benefits	–		23,955	31,150		–		–

Accelerated retirement plan vesting	–		–	–		–		–

Company-paid outplacement benefits	–		7,500	7,500		–		–

TOTAL	1,577,592		681,455	17,724,821		14,904,328		14,904,328

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change in Control” are calculated based on the terms of our Change in Control Severance Plan for executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change in control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)

Includes market value of unvested restricted stock units (time-based and performance-based) and stock options that were granted in 2021 and would be eligible for continued vesting upon retirement, provided the terms and conditions of the applicable award agreement (as described above) are satisfied as of the retirement date and the applicable settlement date. Performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for the purposes of this calculation.

(4)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $3,258,943 and (ii) the market value of performance-based restricted stock unit awards of $7,536,603 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $3,258,943 and (ii) the market value of performance-based restricted stock unit awards of $6,119,760 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). Amounts for performance-based restricted stock unit awards are pro-rated for the period elapsed (measured in days) through December 31, 2021. See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

	MARC CADIEUX, CHIEF CREDIT OFFICER

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)		Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change in Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–		650,000	1,170,000		–		–

Market value of unvested stock options which would vest	202,226	(3)	–	5,054,135		5,054,135		5,054,135

Market value of unvested restricted stock which would vest	1,205,232	(3)	–	9,944,355	(4)	8,755,401	(5)	8,755,401	(5)

Company-paid health benefits	–		15,518	21,046		–		–

Accelerated retirement plan vesting	–		–	–		–		–

Company-paid outplacement benefits	–		7,500	7,500		–		–

TOTAL	1,407,458		673,018	16,197,036		13,809,535		13,809,535

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change in Control” are calculated based on the terms of our Change in Control Severance Plan for executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change in control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)

Includes market value of unvested restricted stock units (time-based and performance-based) and stock options that were granted in 2021 and would be eligible for continued vesting upon retirement, provided the terms and conditions of the applicable award agreement (as described above) are satisfied as of the retirement date and the applicable settlement date. Performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for the purposes of this calculation.

(4)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $2,994,430 and (ii) the market value of performance-based restricted stock unit awards of $6,949,925 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock units of $2,994,430 and (ii) the market value of performance-based restricted stock unit awards of $5,760,971 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2021 are deemed to be achieved at target level for purposes of this calculation). Amounts for performance-based restricted stock unit awards are pro-rated for the period elapsed (measured in days) through December 31, 2021. See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

CEO PAY RATIO

Ratio Based on 2021 Compensation

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Greg Becker, our President and Chief Executive Officer. For 2021, our last completed fiscal year: (i) the median of the annual total compensation of all employees of the company (other than the CEO) was $125,638; and (ii) the annual total compensation of our CEO, as reported in the “Summary Compensation Table” was $9,922,132. Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 79 to 1. Please note that the provided pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used is described below.

We selected October 31, 2021 (which is a date within the last 3 months of our last completed fiscal year) as the date upon which we would identify the “median employee”. This date was chosen to allow sufficient time to identify the median employee given the global scope of our operations. As of October 31, 2021, our employee population (excluding the CEO) consisted of 6,297 individuals, including employees in the United States, United Kingdom, Ireland, Germany, Israel, China, Hong Kong, Canada, India, and Denmark. Of those employees, approximately 770 who joined the Company in July 2021 in connection with our acquisition of Boston Private were not included in our determination of the “median employee” as the acquisition closed in 2021. (Additionally, 22 employees who joined the Company in December 2021 in connection with of acquisition of MoffettNathanson were not included when identifying our “median employee”). No employees were excluded due to data privacy restrictions in our determination of the “median employee.” To identify the “median employee” from our employee population, we utilized payroll and equity plan records for November 1, 2020 through October 31, 2021 (the “compensation measure”). Given that prior year payroll earnings reports would not be available until mid-January and prior-year bonus and profit-sharing amounts would not be available until late-February, we measured compensation for the employees in our sample using the 12-month period ended October 31, 2021. The payroll records included all earnings paid, except most benefit programs, realized equity compensation earnings, deferred compensation payments, and non-taxable per diem payments. Equity plan records included the grant date fair value of all equity grants (with performance-based equity awards assumed to be achieved at target). Mandatory deferrals of incentive compensation were also included at the time of deferral. Additionally, we did not annualize compensation for employees who were not active for the entire period between November 1, 2020 and October 31, 2021. Employees who did not receive compensation during this period were excluded (for example, recent hires who did not receive a paycheck by October 31, 2021). In identifying the “median employee”, we did not make any cost-of-living adjustments. Amounts paid in foreign currency were converted into United States dollars using third party foreign exchange rates as of October 31, 2021. We identified our “median employee” using a standard median formula based on the compensation measure, which was consistently applied to all of our employees included in this calculation.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $125,638. With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table.

SECURITY OWNERSHIP INFORMATION SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors, (ii) each of the NEOs named in the “Summary Compensation Table” above, and (iii) all directors and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned

Eric Benhamou (1)	5,455	*
Elizabeth Burr (2)	91	*
John Clendening (1)(3)	2,735	*
Richard Daniels (4)	726	*
Alison Davis (1)	1,097	*
Roger Dunbar (5)	16,607	*
Joel Friedman (1)	23,264	*
Jeffrey Maggioncalda (1)	4,259	*
Beverly Kay Matthews (1)	1,374	*
Mary Miller (1)	5,295	*
Kate Mitchell (1)(6)	4,248	*
Garen Staglin (4)	14,680	*
Dan Beck	7,139	*
Greg Becker (7)	138,278	*
Marc Cadieux (8)	31,845	*
John China (9)	31,744	*
Philip Cox	6,784	*
Michael Descheneaux (10)	31,254	*
Michael Zuckert (11)	14,194	*
All directors, director nominees and executive officers as a group (22 persons) (12)(13)	367,623	*

*	Represents beneficial ownership of less than 1%.
(1)	Includes 284 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(2)	Includes 91 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(3)	Does not include 514 shares underlying restricted stock units, receipt of which the director has elected to defer.
(4)	Does not include 284 shares underlying restricted stock units, receipt of which the director has elected to defer.
(5)	Includes 426 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(6)	Includes 3,274 shares underlying restricted stock units, receipt of which the director has elected to defer.
(7)	Includes 48,467 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Dates.
(8)	Includes 14,977 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(9)	Includes 2,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(10)	Includes 10,537 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(11)	Includes 3,920 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(12)	Includes 93,127 shares which may be acquired pursuant to the release of restricted stock untis or the exercise of stock options within 60 days of the Record Date
(13)	Does not include 4,356 shares underlying restricted stock units, receipt of which certain directors have elected to defer.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2021 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 58,748,469 shares outstanding as of December 31, 2021. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned

The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	6,254,172	10.65%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	5,147,972	8.76%

(1)

Information is based on figures set forth in the Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 10, 2022. According to the Schedule 13G/A, of the total shares reported, Vanguard Group, an investment adviser, has sole voting power with respect to zero shares and sole dispositive power with respect to 6,019,861 shares.

(2)

Information is based on figures set forth in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 1, 2022. According to the Schedule 13G/A, of the total shares reported, BlackRock, an investment adviser, has sole voting power with respect to 4,641,931 shares and sole dispositive power with respect to 5,147,972 shares.

INDEPENDENT AUDITOR MATTERS
PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
✓ The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to be our independent registered public accounting firm for our 2022 fiscal year. KPMG LLP has audited our financial statements since November 1994. While neither our Bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of KPMG LLP by a majority of the votes present and entitled to vote on the matter, then the Audit Committee may reconsider its selection.

We expect a representative from KPMG LLP to be present at the Annual Meeting. The representative will be afforded the opportunity to make a statement if they desire to do so and is expected to be available to respond to stockholder questions.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

Principal Audit Fees and Services

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2021 and 2020, all of which were approved by the Audit Committee in conformity with its pre-approval process:

Fees	2021	2020

Audit fees	$10,040,829	$9,180,471
Audit-related fees (1)	1,216,000	834,300
Tax fees (2)	751,579	541,589

TOTAL	$12,008,408	$10,556,360

(1)

Consists principally of fees billed or expected to be billed as incurred on a time and material basis related to internal controls attestation for selected information systems and business units (SSAE 16 audits), buy-side due diligence, and other audit-related projects.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and consulting.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. To the extent permitted by applicable law, the charter also permits the Committee the authority to adopt pre-approval policies and procedures and/or delegate authority to grant approvals to one or more of its members. During fiscal years 2021 and 2020, all audit and non-audit related services performed by our independent auditor were approved or pre-approved by the Audit Committee. Additionally, the Audit Committee reviewed all non-audit related services provided by our independent auditor, KPMG LLP. The Audit Committee concluded that the performance of these services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

AUDIT COMMITTEE REPORT

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. All members of the Audit Committee are “independent” as defined by NASDAQ and the requirements of the Exchange Act and meet the applicable heightened independence criteria under SEC rules. In addition, Mses. Miller, Davis and. Matthews meet the “audit committee financial expert” requirement as defined in Regulation S-K under the Exchange Act, and possess “financial sophistication” as defined under the rules of NASDAQ.

Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices, the quality and integrity of our financial statements and reports and our internal control over financial reporting. The committee is responsible for the appointment (or reappointment) and the compensation of our independent registered public accounting firm, as well as for the review of the qualifications, independence and performance of the registered public accounting firm engaged as our independent auditors. Specifically, in reappointing KPMG LLP as the Company’s independent registered public accounting firm for 2022, the Audit Committee considered, among other factors: KPMG LLP’s performance on prior audits; the quality, efficiency and cost of KPMG LLP’s services; KPMG LLP’s knowledge of the Company’s business and the banking industry; and KPMG LLP’s overall relationship with the Audit Committee and management. (See “Proposal No. 3 —Ratification of Appointment of Independent Registered Public Accounting Firm—Principal Audit Fees and Services” for more information about the Audit Committee’s oversight of KPMG LLP’s audit and permissible non-audit fees.)

In addition, the Audit Committee oversees our Internal Audit function, as well as other management functions including technology and information risk and security (including cybersecurity). To the extent applicable, the committee also oversees the Company’s material litigation matters, regulatory enforcement actions, ethical compliance and other legal proceedings.

The Audit Committee meets regularly in executive session with our independent auditor and our Chief Auditor (both separately and together), as appropriate.

Responsibilities of Management, Independent Auditor and Internal Audit

Management has the primary responsibility over the Company’s financial statements and the reporting process, as well as our internal controls. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting in accordance with the requirements promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). KPMG LLP has served as our independent auditor since 1994.

Our Chief Auditor reports directly to the Audit Committee (and administratively to the CEO). Under his direction, our Internal Audit function is responsible for preparing an annual audit plan and conducting internal audits intended to evaluate the Company’s internal control structure and compliance with applicable regulatory requirements.

Financial Reporting for 2021

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2021, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework (2013).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditor the audited consolidated financial statements as of and for the year ended December 31, 2021, including any critical audit matters addressed during the audit. The Audit Committee discussed with the independent auditor the matters required to be discussed by PCAOB and the SEC. In addition, the Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor the auditor’s independence from us and our management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

Mary Miller (Chair)	Richard Daniels	Alison Davis	Beverly Kay Matthews

OTHER PROPOSALS PROPOSAL NO. 4 – STOCKHOLDER PROPOSAL
X The Board of Directors Recommends a Vote “AGAINST” this stockholder proposal

SVB is not responsible for the content of the following stockholder proposal, which was provided by the proponent.

Stockholder Proposal Regarding Racial Justice Audit

Trillium ESG Global Equity Fund has advised us that it intends to send a representative to present the following proposal:

To combat systemic racism, corporations should recognize and remedy industry- and company-specific barriers to everyone’s full inclusion in societal and economic participation. Racial gaps cost the U.S. economy an estimated $16 trillion over the past twenty years.1 Closing the Black- and Hispanic-white wealth gaps could add 4-6% to U.S. GDP by 2028.2

More than one year after many companies made commitments to racial justice, the practical outcomes remain unclear. Fifty corporate pledges totaling $49.5 billion were characterized as falling short of addressing systemic racism after an August 2021 analysis.3 Shareholders lack independent assessments that racial equity strategies are impactful, address appropriate topics, and unlock growth.

Addressing systemic racism and its damaging economic costs demands more than a reliance on internal action and assessment. Audits engage companies in a process that internal actions alone may not replicate, unlocking hidden value and uncovering blind spots that companies may have to their own policies and practices. Company leaders are not diversity, equity, and inclusion experts and lack objectivity. Crucially, a racial justice audit examines the differentiated external impact a company has on minority communities.

Given the many companies across sectors embroiled in race-related controversies, any company without a comprehensive third-party audit and plan for improvement of its internal and external racial impacts could be at risk.4 Companies such as Facebook, Starbucks, and Blackrock have committed to such audits, and guidelines have been developed by practitioners.5

SIVB claims over 50% of venture capital-backed startups in the United States as clients. The rate of inclusion in the startup and venture capital space is low: only 2.6% of funding went to Black and Latinx founders in 2020.6 In September 2020, SIVB released its plans to hire a Chief Diversity Officer and address barriers to financial inclusion through individual initiatives, but the theory of change and whether these are the most salient mechanisms is unclear. SIVB conducting an audit would ensure equity and accountability in implementing its strategy, particularly in its business operations, where it has the most tangible outcomes on structural racism. Of particular interest is how the company is conducting due diligence in its investments and lending to ensure that it is not exacerbating racism. SIVB also does not provide comprehensive diversity reporting.

Resolved, shareholders urge the board of directors to oversee a third-party audit (within a reasonable time and at a reasonable cost) which assesses and produces recommendations for improving the racial impacts of its policies, practices, products, and services, above and beyond legal and regulatory matters. Input from stakeholders, including civil rights organizations, employees, and customers, should be considered in determining the specific matters to be assessed. A report on the audit, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company’s website.

1	https://ir.citi.com/NvIUklHPilz14Hwd3oxqZBLMn1_XPqo5FrxsZD0x6hhil84ZxaxEuJUWmak51UHvYk75VKeHCMI%3D
2	https://www.mckinsey.com/industries/public-and-social-sector/our-insights/the-economic-impact-of-closing-the-racial-wealth-gap
3	https://philanthropynewsdigest.org/news/corporate-pledges-for-racial-justice-fall-short-analysis-finds
4	https://www.nytimes.com/2020/06/06/business/corporate-america-has-failed-black-america.html
5

https://www.proxypreview.org/2021/contributor-articles-blog/racial-justice-audits-holding-companies-accountable-for-their-role-in-systemracism and https://www.bloomberg.com/news/articles/2021-08-05/how-aclu-veteran-laura-murphy-audited-facebook-s-raceproblem?sref=cdlcj118

6	http://about.crunchbase.com/wp-content/uploads/2020/10/2020_crunchbase_diversity_report.pdf

Company’s Statement in Opposition

Our Board of Directors and its Governance Committee have considered this proposal and recommend that stockholders vote “AGAINST” this stockholder proposal regarding a racial justice audit.

•	SVB is committed to creating a more diverse, equitable and inclusive company and advancing racial justice in the innovation ecosystem.
•	Our Diversity Equity and Inclusion (DEI) initiatives are thoughtfully and purposefully aligned with our corporate strategy, mission and values.
•	We have dedicated extensive resources to our DEI initiatives, including key leadership and programs tailored specifically for the challenges faced by innovation economy participants.
•	We promote accountability through stakeholder engagement and board-level oversight.
•	We are committed to transparency and enhanced public disclosures regarding our internal and external DEI initiatives.
•	We are on a journey and will continue to evolve.

SVB is committed to creating a more diverse, equitable and inclusive company and advancing racial justice in the innovation ecosystem. We stand against social oppression and exclusion in all forms: racism, heterosexism, ageism, ableism, and discrimination against those from disadvantaged socio-economic backgrounds. We have dedicated extensive resources – people, programs and dollars – to action-oriented initiatives to advance racial justice and combat systemic racism within our business, our communities and the innovation economy, globally.

Our DEI initiatives are thoughtfully and purposefully aligned with our corporate strategy, mission and values. They are informed by regular employee engagment surveys and employee resource groups, regular DEI employee town halls, third-party assessments of diversity and equity metrics across our organization, feedback from internal and external stakeholders, and our own unique line of vision into the innovation economy. We believe such alignment is essential if we are to use our influence in our industry to meaningfully advance racial justice and our overarching DEI goals.

We have dedicated extensive resources to our DEI initiatives, including key leadership and programs tailored specifically for the challenges faced by innovation economy participants.

•

We have added key leadership to drive our DEI strategy. Our dedicated DEI leadership – including our Chief Diversity, Equity & Inclusion Officer and our DEI Regional Director – is focused on advancing our internal DEI strategy, and is overseen by our full Executive Committee and executive-led DEI Steering Committee. Our approach to DEI includes building equitable processes, policies and programs around hiring, professional development, performance management and fair pay reviews; and creating a culture of inclusion by empowering employees through employee resource groups and regular DEI town halls, and mandatory education and awareness programs to address unconscious bias and build inclusive leadership.

•	We have DEI initiatives targeted specifically at the innovation economy to benefit our communties.
○

Since 2017, our signature Access to Innovation program has sought to increase representation and funding for underrepresented groups, particularly, Black, Latinx and female founders, investors and professionals in the innovation economy.

○

We have made a five-year $50 million commitment (2021-2025) to invest in results-oriented programs and partnerships aimed at expanding opportunities for, and funding, representation and inclusion of, underrepresented groups in the innovation economy, and in particular, to engage our clients globally to extend our reach and impact.

○

This commitment has already resulted in milestone investments and partnerships with organizations focused on similar goals, such as Valence (a platform that connects, showcases and empowers the global Black professional community), the Boardlist (a marketplace promoting diverse board candidates) and Hello Alice (providing capital, resources and community to New Minority entrepreneurs).

○

Our research shows that women investors and investors of color create more opportunities for funding for underrepresented groups, and we are implementing partnerships and programs to encourage inclusive hiring and investing by the venture capital industry to encourage inclusive hiring and investing.

○

SVB is a founding partner of BLCK VC’s first State of Black Venture report, which underscores disparities in access and elicits key questions venture leaders must ask themselves to begin the journey of transformational progress. This report will act as a baseline against which to measure future progress and galvanize engagement and action.

○

Silicon Valley Bank’s has committed $11.2 billion over five-years (2022-2026) to support small businesses, finance affordable housing, reinvest in low- and moderate-income communities and support philanthropy and volunteering.

○

Our plan includes objectives to support diverse communities, particularly in California and Massachusetts. This support includes developing a program to finance startup and emerging companies operating in communities of color; targeting community development loans and investments to developers of color; increasing mortgage originations to borrowers by defined racial categories; and adopting a supplier diversity program.

○

To date, Silicon Valley Bank’s Community Development Finance team has committed approximately $2.7 billion in loans and investments to help build or rehabilitate affordable housing units. We are proud to have achieved a CRA rating of “Outstanding.”

We promote accountability through stakeholder engagement and board-level oversight.

•

Our DEI initiatives include engagement with internal and external stakeholders to provide accountability and feedback on the efficacy of our initiatives, with reporting to and oversight by the Board. We seek feedback from our employees through regular engagement surveys, regular Dei town halls and resource group discussions.

•

We believe our DEI goals are best served by ongoing engagement with, and accountability to, key stakeholder voices. With this in mind, we actively solicit feedback from industry and community stakeholders.

○	We fund research such as BLCK VCs recently released inaugural ”State of Black Venture Capital” report.
○

We are launching in 2022 an external advisory board for our Access to Innovation program. Our founding advisory board members are a diverse group of industry and thought leaders within the innovation economy who will advise, guide and help drive our program’s core objectives.

○

We plan to establish several community advisory councils to review and discuss our progress against our Community Benefits Plan goals, with an emphasis on our racial diversity goals. These councils are expected to comprise representatives from organizations that provide services to low-income communities and communities of color.

○

We strive to ensure internal accountability with Board-level oversight of human capital management and DEI initiatives by the Compensation & Human Capital and Governance committees, and discussions of our Access to Innovation and Community Benefits programs with the Board.

We are committed to transparency and enhanced public disclosures regarding our internal and external DEI initiatives. We believe that transparency in our strategy and governance fosters accountability. We publicly report on our progress against our DEI initiatives and goals, and are working to enhance and expand our disclosures in 2022. Several disclosures already made public include:

•	Metrics on racial and gender representation of our Board, senior management and full workforce
•	Updated DEI Report, UK Branch Gender Pay Gap Report and expanded Corporate Responsibility Report
•	Consolidated EEO-1 Report

We believe our stockholders, employees and communities, are better served by our continued focus on our mission and strategy-aligned efforts. We believe our stockholders, and the broader community, are better served by our continued focus on our mission and strategy-aligned efforts, and we do not believe conducting a racial justice audit and preparing a formal report would provide us with useful additional information at this time. Our mission is clear and our ability to stay focused on that mission is critical for us to maintain momentum.

We are on a journey and will continue to evolve. Over time, we expect to identify opportunities and new approaches to address systemic racism and social injustice as we continue to seek diverse perspectives, learn from our efforts, and improve upon our existing processes and programs. We are committed to continuous learning and improvement based on actual feedback and data, and sharing our progress with our stockholders and broader community.

For more information on our DEI initiatives and our commitment to racial justice and building a more equitable and sustainable future for all, see “—Environmental, Social and Governance (ESG)” beginning on page 27 and our 2021 Corporate Responsibility Report available on our website under “About Us—Living Our Values.”

Our Board of Directors recommends that stockholders vote “AGAINST” the stockholder proposal regarding a racial justice audit.

MEETING AND OTHER INFORMATION INFORMATION ABOUT VOTING AND PROXY SOLICITATION

Voting

Holders of our Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for each proposal enumerated in this Proxy Statement and as the Proxy Holders may determine within their discretion for any other matters that properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the Annual Meeting for purposes of establishing a quorum and are treated as shares present at the Annual Meeting with respect to such matter.

Adoption of the proposals requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote on the matter. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved. Abstentions will be deemed present for purposes of determining a quorum for the transaction of business and abstentions will have the same effect as a vote against the proposal, except for the election of directors.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2022 fiscal year. Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business but will not be counted for purposes of determining the number of the votes represented and entitled to vote with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

Voting Required

The vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non-Votes Allowed	Abstentions	You May Vote

Proposal No. 1 - Election of Directors	Majority of Votes Cast	No	No Effect	FOR or AGAINST

Proposal No. 2 - Advisory Vote on Say on Pay	Majority of Votes Present and Entitled to Vote	No	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Ratification of Auditors	Majority of Votes Present and Entitled to Vote	Yes	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 4 - Stockholder Proposal	Majority of Votes Present and Entitled to Vote	No	Vote Against	FOR, AGAINST or ABSTAIN

Additional Voting Information about Election of Directors – Proposal No. 1

Majority Vote Standard

Our Bylaws provide for a majority voting standard for director elections. Under this standard, our directors will be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares “against” such nominee) in uncontested director elections. In contested elections (where the number of nominees to serve as directors exceeds the number of directors to be elected), directors will be elected by a plurality of the votes cast (meaning the nominees with the greatest number of shares voted “for” will be elected). Under our director resignation policy, if a director does not receive a majority vote in an uncontested election (or a plurality of the votes cast in a contested election), he or she shall promptly offer his or her resignation to the Board for consideration. The Governance Committee will act within ninety (90) days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit its recommendation to the Board for consideration at the Board’s next scheduled meeting, unless failure to act sooner would cause the Company to not comply with any applicable NASDAQ or SEC requirement, in which case the Governance Committee shall take action as promptly as practicable. Any director whose resignation is under consideration will abstain from participating in any decision or deliberation regarding that resignation. We will disclose any decision made by the Board with respect to any tendered resignation.

Voting of Proxies

All proxies will be voted “for” the election of eleven (11) of our incumbent nominees to serve as directors, as recommended by the Governance Committee and approved for nomination for election by the Board, unless authority to vote for the election of directors (or for any particular nominee) is withheld. If any of the nominees unexpectedly declines or becomes unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to, or in lieu of, those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. As described above, election of directors at the Annual Meeting is subject to a majority vote standard. This means that the eleven (11) nominees who receive a majority of the votes cast will be elected.

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Annual Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Annual Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of our nominees to the Board of Directors,

•	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”),

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022,

•	“AGAINST” approval of the stockholder proposal; and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the SEC, commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the Internet instead of mailing a printed copy of the materials to every stockholder. We believe this helps to promote more cost-effective and efficient delivery of our Proxy materials to stockholders while reducing our environmental impact. As a result, you will not receive printed copies of the Proxy materials unless you request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 4, 2022. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote proxies over the Internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. You may also access the Proxy materials on the website referred to in the Notice or request to receive a printed set of the Proxy materials.

If you will receive printed copies of the Proxy materials, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

You may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. If you sign up to receive Proxy materials electronically, you will receive an email with links to the materials. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

If you share an address with another stockholder, you may receive only one set of Proxy materials (including our Annual Report on Form 10-K for the year ended December 31, 2021, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Corporate Secretary

Telephone: (408) 654-7400

Email: CorporateSecretary@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals

You may submit proposals, including director nominations, for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year pursuant to Exchange Act Rule 14a-8, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 3, 2022. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Email: CorporateSecretary@svb.com

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 22, 2022, and

•	Not later than the close of business on January 21, 2023.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above.

Our Bylaws permit a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding stock continuously for at least three years, to nominate and include in the Company’s annual proxy materials director nominees constituting the greater of two nominees and twenty percent of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Notice of director nominees submitted pursuant to these proxy access Bylaw provisions must be delivered, or if sent by mail, received by our Corporate Secretary at our principal executive offices no earlier than December 22, 2022 and no later than January 21, 2023. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline is the later of 180 days prior to next year’s annual meeting date or 10 days following the date the next year’s meeting date is first publicly announced or disclosed. The notice of director nominees must include all of the information required by our Bylaws.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting but not for inclusion in our proxy statement. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee, and the stockholder and nominee must provide information and satisfy other requirements as specified in our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

COMPANY DOCUMENTS AND OTHER MATTERS

2021 Annual Report and Bylaws

Stockholders who wish to obtain, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, should address a written request to Attention: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (email: CorporateSecretary@svb.com). The report is also available electronically at www.svb.com/proxy.

A copy of our Bylaws may also be obtained by contacting the Corporate Secretary at the address above, should stockholders wish to review the relevant provisions regarding the requirements for making stockholder proposals, nominating director candidates, or other provisions. Our Bylaws are also available through the SEC’s website at www.sec.gov.

Other Matters

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

SVB FINANCIAL GROUP 3003 TASMAN DRIVE SANTA CLARA, CA 95054 VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/20/2022 for shares held directly and by 11:59 P.M. ET on 04/18/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SIVB2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/20/2022 for shares held directly and by 11:59 P.M. ET on 04/18/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Greg Becker 02) Eric Benhamou 03) Elizabeth “Busy” Burr 04) Richard Daniels 05) Alison Davis 06) Joel Friedman 07) Jeffrey Maggioncalda 08) Beverly Kay Matthews 09) Mary Miller 10) Kate Mitchell 11) Garen Staglin The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, our executive compensation (“Say on Pay”). 0 0 0 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its 0 0 0 fiscal year ending December 31, 2022. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 4. Shareholder proposal requesting that the Board of Directors oversee a racial equity audit. 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2021 Form 10-K Annual Report are available at www.proxyvote.com SVB FINANCIAL GROUP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 21, 2022. The undersigned appoints GREG BECKER and MICHAEL ZUCKERT, or either of them, with full power of substitution for himself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 21, 2022, at 4:30 p.m. Local Time, at www.virtualshareholdermeeting.com/SIVB2022 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and manner listed on the reverse side. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters listed on the reverse side and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. Continued and to be signed on reverse side